EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CIT REPORTS FOURTH QUARTER NET INCOME OF $34 MILLION, $0.17 PER DILUTED SHARE

AND FULL YEAR 2011 NET INCOME OF $28 MILLION, $0.14 PER DILUTED SHARE

Significant Progress Advancing 2011 Priorities

Fourth Quarter Financial Highlights

▪	Increased New Business Volume Across All Commercial Segments – $3.3 Billion of Committed Volume; Up 40% Sequentially and 70% from Fourth Quarter 2010
▪	Grew Commercial Assets – Commercial Financing and Leasing Assets Increased More Than $900 Million
▪	Further Reduced High Cost Debt – Redeemed $460 Million of 2014 Series A Notes and Repurchased More Than $400 Million of Additional Series A Debt
▪	Expanded Scope of CIT Bank – Expanded Range of Commercial Assets, Which Rose 35%, Deposits Grew by $1.2 billion
▪	Credit Metrics Continued to Improve – Net Charge-Offs and Non-Accrual Balances Declined

NEW YORK – January 31, 2012 – CIT Group Inc. (NYSE: CIT), a leading provider of financing to small businesses and middle market companies, today reported net income of $34 million, $0.17 per diluted share for the quarter, and $28 million, $0.14 per diluted share for the year ended December 31, 2011. These results compare to net income of $83 million, $0.41 per diluted share for the year-ago quarter and $526 million, $2.62 per diluted share, for the year ended December 31, 2010. The declines reflect reduced benefits from fresh start accounting (“FSA”). Pre-tax income excluding net FSA accretion and the costs associated with accelerated debt repayment1 was $140 million and $302 million for the 2011 fourth quarter and full year, respectively, and improved from pre-tax losses of $160 million and $575 million for the respective 2010 periods.

  “We made significant progress this past year advancing our goals and priorities,” said John A. Thain, Chairman and Chief Executive Officer. “Our new business activity increased and we lowered our cost of funds through the reduction of high cost debt and the growth of CIT Bank and other funding sources. We will look to capitalize on this momentum in 2012 as our market leading commercial franchises are well positioned for growth. Our focus will remain on providing capital to small businesses and middle market companies, while delivering attractive and sustainable returns and increasing long-term value for all our stakeholders.”

1 Pre-tax results excluding net FSA accretion and the costs associated with accelerated debt repayment is a non-GAAP measure. See “Non-GAAP Measurements” at the end of this press release and page 18 for reconciliation of non-GAAP to GAAP financial information.

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In preparing the financial statements for the quarter and year ended December 31, 2011, management identified errors principally from periods prior to bankruptcy that were not material to any individual prior period, but determined that correcting these errors in the current period would have been material to the current period financial statements. Therefore CIT will revise its financial statements for the first three quarters of 2011, and for the years ended December 31, 2010 and 2009. These errors decreased tangible book value (“TBV”) per common share2 by $0.32 on a cumulative basis, which is reflected in the $42.35 TBV per share2 at December 31, 2011. Further information is provided in the “Prior Period Revisions” section and Appendix. All prior period data in this release reflect the revised balances.

Summary of Fourth Quarter Financial Results

Fourth quarter operating results reflect strong new business volume and further progress advancing our liability restructuring and ongoing portfolio optimization efforts. Pre-tax income was $80 million, up from $7 million in the prior quarter, due to improved economic margin (i.e. finance margin exclusive of FSA accretion and debt prepayment costs) and lower credit costs. The net impact of accelerated debt repayment costs and FSA accretion reduced pre-tax earnings by $60 million in the current quarter and $84 million in the third quarter. Pre-tax income for the quarter ended December 31, 2010 was $84 million and included a net pre-tax benefit of $245 million from FSA accretion and accelerated debt repayment activities. See the Non-GAAP disclosure table on page 18 for additional information.

Total assets at December 31, 2011 were $45.3 billion, up $0.7 billion from September 30, 2011, reflecting growth in commercial financing and leasing assets, and down $6.1 billion from December 31, 2010, largely reflecting asset sales and lower cash and short-term investments. While commercial loan balances increased slightly during the quarter, total loans decreased $1.9 billion to $19.9 billion primarily reflecting the transfer of $2.2 billion of student loans to held-for-sale. Operating lease equipment increased $0.8 billion to $12.0 billion primarily due to the addition of aircraft. Cash and short-term investments increased $1.0 billion during the quarter to $8.4 billion.

Funded new business volume of $2.9 billion increased 55% sequentially and 92% from the prior-year quarter, while committed new business volume of $3.3 billion increased 40% sequentially and 70% from a year ago. Corporate Finance, Transportation Finance and Vendor Finance each reported increases in both funded and committed volume when compared to both the prior quarter and prior-year quarter. Factoring volume was $6.9 billion, up from the prior quarter. Excluding the wind-down of our German factoring operation, volume increased 2% from both the prior quarter and prior-year quarter.

2  Tangible book value and tangible book value per common share are non-GAAP measures. See “Non-GAAP Measurements“ at the end of this press release and page 18 for reconciliation of non-GAAP to GAAP financial information.

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Net finance revenue3 decreased sequentially due to accelerated debt discount amortization and from a year ago due to lower net FSA asset accretion. Average earning assets were essentially flat sequentially at $33.8 billion and down $3.3 billion from the year ago quarter, largely due to asset sales. Net finance revenue as a percentage of average earning assets (“finance margin”) was 1.14%, compared to 2.19% last quarter and 3.08% in the prior-year quarter. Excluding FSA and debt prepayment penalties, finance margin was 2.07%, up from 1.58% in the prior quarter and 0.58% a year ago with the sequential increase reflecting the benefit of interest recoveries and further reductions in borrowing costs. The improvement from the prior-year quarter was primarily driven by lower funding costs with some ongoing benefit in asset yields from the suspension of depreciation on operating lease equipment held-for-sale. Net operating lease revenue3 increased from the third quarter due to higher asset levels as both rental and depreciation rates were stable.

Other income (excluding operating lease rentals) of $209 million decreased $33 million sequentially and $22 million from the prior-year quarter. The sequential decline largely reflects lower gains on asset sales, an increase in impairment on assets held for sale and fewer recoveries of loans charged off pre-emergence, partially offset by improved fees and other revenue. The decrease from the prior-year quarter was driven by an increase in impairment of assets held for sale and fewer recoveries of loans charged off pre-emergence. Factoring commissions of $32 million declined from the prior quarter and prior-year quarter due primarily to reduced commission rates.

Operating expenses of $221 million included $5 million of facility and severance restructuring charges. Absent the restructuring charges, operating expenses declined 4% sequentially reflecting lower compensation and benefit costs and declined 1% from the prior-year quarter reflecting reduced professional fees. Headcount at December 31, 2011 was 3,526, up 1% from September 30, 2011 and down 7% from a year ago.

The $12 million gain on debt extinguishments in the current quarter resulted from the repurchase of approximately $400 million of Series A debt at a discount, while the loss on debt extinguishments in the prior quarter was driven primarily by the write-off of original issue discount and fees associated with the repayment of the first lien term loan in August.

The provision for income taxes was approximately $44 million and predominantly reflects provisions related to income generated by our international operations. The provision also includes approximately $12 million of deferred tax expense resulting from a change in the Company’s assertions regarding indefinite reinvestment for certain unremitted foreign earnings, which was primarily driven by the fourth quarter re-evaluation of the Company’s debt and capital structures of its subsidiaries. The Company repatriated approximately $1.4 billion of cash from foreign subsidiaries during the quarter, which contributed to the repayment of Series A debt in January. The repatriation was comprised of intercompany debt and taxable dividends, the latter of which offset much of the 2011 U.S. tax loss.

3 Net finance revenue and net operating lease revenue are non-GAAP measures. See “Non-GAAP Measurements” at the end of this press release and page 18 for reconciliation of non-GAAP to GAAP financial information.

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Credit and Allowance for Loan Losses

Credit metrics further improved, as net charge-offs, non-accrual loans and inflows to non-accruals all declined from the prior quarter and the prior-year quarter.

Net charge-offs were $24 million, down from $46 million last quarter and $180 million in the fourth quarter of 2010. The declines were primarily in Corporate Finance and Vendor Finance. Net charge-offs in the prior year quarter were elevated in both Vendor Finance and Small Business Lending (reported in Corporate Finance) due to an acceleration of charge-offs based on delinquency status in selected small-ticket portfolios. Net charge-offs do not reflect recoveries of loans charged off pre-emergence and loans classified as held for sale. Recoveries on these loans are recorded in other income and totaled $30 million, $36 million and $70 million for the current quarter, the prior quarter and the fourth quarter of 2010, respectively.

The fourth quarter provision for credit losses was $16 million, down from $47 million last quarter and $182 million in the prior year quarter. The trend in the provision reflects improved portfolio credit quality, including a reduction in specific reserves.

Non-accrual loans were $702 million at December 31, 2011, down $212 million and $915 million from the prior quarter and the prior-year quarter, respectively, as all commercial segments reported declines from the prior periods, both in amount and as a percentage of receivables. The decline in Corporate Finance reflected the first phase of a loan portfolio sale in excess of $200 million, of which approximately $60 million in non-performing loans were sold in the fourth quarter. In the 2012 first quarter, we expect to close sales of substantially all of the December 31, 2011 Corporate Finance held for sale assets of $214 million, the majority of which are non-performing.

The allowance for loan losses at December 31, 2011 was $408 million, down from $414 million at September 30, 2011 and $416 million at December 31, 2010. The decrease from the prior periods reflected improved credit quality. As a percentage of finance receivables, the allowance was 2.05%, up from 1.90% at September 30, 2011 and 1.69% at December 31, 2010. For the same time periods, the allowance as a percentage of finance receivables for the commercial segments was 2.69%, 2.78% and 2.51%, respectively.

Management also evaluates credit performance with credit metrics that exclude the impact of FSA. On this basis, gross charge-offs were $55 million, down from $86 million in the prior quarter and $306 million in the prior-year quarter. On the same basis, non-accrual loans of $0.8 billion decreased from $1.0 billion at September 30, 2011 and $2.0 billion at December 31, 2010.

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Capital and Funding

Preliminary Tier 1 and Total Capital ratios at December 31, 2011 were 18.8% and 19.7%, respectively, unchanged from September 30, 2011. Preliminary risk-weighted assets totaled $44.8 billion at December 31, 2011, compared to $44.7 billion at September 30, 2011. Book value per share at December 31, 2011 was $44.31, compared to $44.38 at September 30, 2011 and $44.52 at December 31, 2010, as the increase in accumulated other comprehensive loss offset net income. Tangible book value per share at December 31, 2011 was $42.35, compared to $42.37 at September 30, 2011 and improved from $42.23 at December 31, 2010.

Cash and short-term investment securities totaled $8.4 billion at December 31, 2011, which was comprised of $7.4 billion of cash and $0.9 billion of short-term investments. These balances were up from $7.3 billion at September 30, 2011 and down from $11.2 billion at December 31, 2010. Cash and short-term investment securities at December 31, 2011 consisted of $4.1 billion at the bank holding company, $2.5 billion at CIT Bank, $0.9 billion at operating subsidiaries and $0.9 billion in restricted balances. The restricted balances declined due to reduced amounts in the cash sweep account to $24 million. We had approximately $1.9 billion of unused and committed liquidity under a $2 billion revolving credit facility at December 31, 2011.

During the fourth quarter, we completed various liability restructuring transactions to lower our cost of capital and improve profitability.

•	Received approximately $1.1 billion of proceeds from existing long-term committed financing facilities that are structured as total return swaps (TRS). Assets funded through the TRS in the quarter consisted of approximately $0.9 billion of railcars under operating leases and approximately $0.6 billion of government guaranteed student loans. Including these facilities, committed secured facilities at December 31, 2011 totaled $6.4 billion, of which $2.9 billion was undrawn.
•	Received approximately $0.4 billion in aggregate proceeds from an existing facility guaranteed by the European Export Credit Agencies and secured by several Airbus aircraft that were delivered in 2011.
•	Redeemed at par the remaining balance of $500 million of Education Funding Capital Trust-II, a student lending securitization established in 2003. Most of the student loans underlying this securitization were refinanced through the TRS. The acceleration of FSA discount accretion related to this redemption increased fourth quarter 2011 interest expense by $88 million.
•	Reduced the Series A Notes by approximately $860 million, which increased interest expense by $74 million for the acceleration of FSA discount accretion and prepayment penalties, and resulted in a gain on debt extinguishment of $12 million. We redeemed the remaining $460 million of notes

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maturing in 2014 and periodically repurchased at a discount approximately $400 million of notes maturing in 2016 and 2017.

On January 23, 2012, we redeemed an additional $2 billion of Series A Notes, which consisted of the remaining $1.6 billion due in 2015, and approximately $0.4 billion due in 2016. On January 19, 2012 we announced that we will redeem on February 21, 2012 an additional $500 million of Series A Notes maturing in 2016. In aggregate, these actions will increase the 2012 first quarter interest expense by approximately $165 million for the acceleration of FSA discount accretion. Approximately $4 billion of Series A Notes due in 2016 and 2017 will remain outstanding after these redemptions.

Segment Highlights4

Corporate Finance

Corporate Finance pre-tax earnings were $168 million, up from $30 million in the prior quarter and $54 million in the prior-year quarter. The current quarter benefited from a significant gain on non-accrual asset sales, a high level of interest recoveries and lower credit costs. When compared to the prior-year quarter, these items more than offset a decline in FSA accretion income.

Financing and leasing assets were essentially flat from the prior quarter at $7.1 billion. New committed loan volume rose 10% from the third quarter to $1.2 billion, while new funded volume increased 40% to $921 million. Current period volumes, both funded and committed, were significantly above those of the prior-year period. Approximately 70% of U.S. funded volume was originated by CIT Bank.

Non-accrual loans declined 26% from September 30, 2011 to $0.5 billion primarily reflecting sales and repayments. Net charge-offs were $10 million, down from $41 million in the prior quarter, reflecting both a decline in gross charge-offs and an increase in recoveries.

Transportation Finance

Transportation Finance pre-tax earnings were $24 million, down from $98 million in the prior quarter and up from $13 million in the prior-year quarter. The sequential decrease reflects lower gains on assets sales, impairment charges on assets transferred to held for sale and higher interest expense resulting from increased FSA debt accretion. During the quarter, we recorded impairment charges of $24 million, primarily relating to the transfer of center-beam railcars to assets held for sale. Comparisons to 2010 periods reflect lower interest expense in 2011 due to changes in segment capitalization allocations instituted in 2011. On a comparable basis, pre-tax earnings would have been

4 During the quarter, a portfolio of approximately $400 million of assets and infrastructure was transferred from Corporate Finance to Vendor Finance. All prior period data, including operating results and credit metrics, has been conformed to the current presentation.

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$70 million in the prior year quarter. Current period charge-offs reflected a single loan in the aerospace and defense lending portfolio.

Equipment utilization remained strong. Including commitments, at December 31, 2011 all commercial aircraft except for one were leased and rail fleet utilization was over 97%. Rental income was up slightly, consistent with higher asset levels. Financing and leasing assets increased $1 billion to $13.3 billion. New business volume was $1.2 billion, reflecting the addition of 15 aircraft and over 1,600 railcars, and $0.2 billion of loans originated by CIT Bank. All aircraft to be delivered during the next 12 months have lease commitments.

Trade Finance

Trade Finance pre-tax income was $9 million for the quarter, down from pre-tax income of $11 million in the prior quarter and up from $4 million in the prior-year quarter. The sequential decline is primarily due to lower factoring commissions and recoveries.

Factoring volume was $6.9 billion, up slightly from the third quarter and down from $7.0 billion in the 2010 fourth quarter, due to the wind-down of our German factoring operation. Core factoring volume increased approximately 2% from the 2010 fourth quarter. Non-accrual balances decreased from the prior quarter, primarily due to paydowns.

Vendor Finance

Vendor Finance pre-tax earnings were $33 million, down from $85 million in the prior quarter and $60 million in the prior-year quarter. The sequential decline reflected gain on sale of underperforming loans in the third quarter and continued reduction of FSA accretion. The decline from the prior-year quarter was driven primarily by lower assets levels, lower FSA accretion and renewal income offset by declining credit costs.

Financing and leasing assets rose $0.1 billion to $5.0 billion. The increase was due primarily to higher new business volumes and lower asset sales. Funded new business volume was $717 million, an 11% sequential increase and a 17% increase from the prior-year quarter. Excluding the impact of platforms sales, the volume increased 28% from the prior-year quarter. The U.S. funded volume for the current quarter was essentially all originated in CIT Bank.

Portfolio credit quality improved. Charge-offs, provisions and non-accrual loans declined and remained at historically low levels.

Consumer Finance

Consumer Finance reported a pre-tax loss of $109 million compared to earnings of $10 million in the prior quarter and $2 million in the prior-year quarter. The 2011 fourth quarter pre-tax loss was driven by approximately $88 million of accelerated FSA debt accretion expense related to the redemption of the student lending securitization previously discussed. Pre-tax results also reflected

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impairment charges on $2.2 billion of government-guaranteed student loans transferred to held-for-sale, partially offset by a gain on $1.1 billion of loans sold. The carrying value of student loans held for investment at year-end was $4.7 billion, which included $0.6 billion in CIT Bank, down from $6.9 billion at September 30, 2011 and $8.0 billion a year ago.

Corporate and Other

Corporate and other included a $12 million gain on debt extinguishments, while the prior quarter included $147 million of losses on debt extinguishments. Corporate and other also included restructuring charges of $5 million and $32 million for the current and prior-year quarters, respectively.

In addition, Corporate and other retains unallocated interest expense including prepayment penalties on second lien debt and certain corporate liquidity costs, which were allocated to the segments in 2010. The 2011 periods reflect refinements to the risk-based economic capital allocated to each of the segments. These changes reduced the interest expense charged to Transportation Finance, but were not significant to the other segments.

CIT Bank

CIT continued to expand the commercial loans and deposits of CIT Bank (“the Bank”). Asset origination activity reflected increased volume from Corporate Finance, Vendor Finance and Transportation Finance. Committed loan volume rose 13% from the prior quarter to $1.4 billion, of which $1.1 billion was funded. Total assets were $9.0 billion, up from $7.5 billion at September 30, 2011. Loans totaled $4.5 billion, down from $5.7 billion from September 30, 2011. While commercial loans increased $1.0 billion to $3.9 billion, consumer loans decreased due primarily to transfers to held for sale and sales. Assets held for sale totaled $1.6 billion, up from $0.6 billion at September 30, 2011. Cash was $2.5 billion at December 31, 2011, up from $0.8 billion at September 30, 2011.

Total deposits were $6.1 billion at December 31, 2011, up from $4.9 billion at September 30, including an increase of $0.6 billion of non-brokered deposits. During the fourth quarter, the Bank placed approximately $1.3 billion of deposits at an average rate of approximately 1.6% that replaced maturing deposits at higher rates. In October, we launched an online bank that offers a range of CDs to consumers (go to BankOnCIT.com for more information). CIT Bank’s preliminary Total Capital ratio was 39.4% and the Tier 1 Leverage ratio was 24.7%.

Full Year 2011 Results

CIT’s 2011 results reflect progress on our strategic priorities, which included: growth in our commercial businesses, improving economic profitability including reducing our cost of capital and

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operating expenses, and expanding the role of CIT Bank both in asset origination and funding capabilities.

Full year 2011 net income was $28 million, down from $526 million in 2010 reflecting a sharp decline in net FSA accretion benefit and increased costs related to debt redemptions. Likewise, reported pre-tax income declined from $779 million in 2010 to $190 million in 2011. However, pre-tax results excluding net FSA accretion and the costs associated with accelerated debt repayment5 improved significantly, from a $575 million loss in 2010 to $302 million of income in 2011.

These improved results reflect significant declines in credit and borrowing costs that more than offset the impact of lower earning asset levels and reduced recoveries on pre-emergence charge-offs (recorded in other income).

Total financing and leasing assets declined $3 billion to $34 billion, with $2 billion of the decline coming from our liquidating government-guaranteed student lending portfolio. Commercial assets declined $0.8 billion, to $27.9 billion as a 73% increase in commercial new business volume was offset by portfolio collections and the sale of $2.4 billion of low-yielding/non-core assets.

Portfolio quality improved. Net charge-offs of $265 million, declined from $465 million in 2010 with the majority of the improvement in Vendor Finance. For the Commercial segments, net charge-offs as a percentage of finance receivables improved from 2.04% in 2010 to 1.68% in 2011. The provision for credit losses was $270 million, down from $820 million in 2010. In addition to the improved credit metrics, the trend reflects higher provisions in 2010 in order to rebuild an allowance for credit losses following the Company’s adoption of fresh start accounting in 2009.

Since January 2010, CIT has eliminated or refinanced over $17 billion of high cost first and second lien debt, including $9.5 billion during 2011 and $2 billion in January 2012. During 2011 we also completed over $7.5 billion of secured financings, including a $2 billion revolving credit facility, and exchanged $8.8 billion of Series A debt into Series C debt during 2011. These activities, in conjunction with net deposit growth of $1.7 billion, reduced our weighted average coupon rates on outstanding deposits and long-term borrowings from 5.31% at December 31, 2010 to 4.71% at December 31, 2011.

CIT continued to advance the growth and diversification of CIT Bank during 2011. CIT Bank funded 72% of total U.S. loan volume in 2011, up from 39% in 2010, and originated assets across all four commercial segments. Total assets at the bank increased nearly 30% to $9.0 billion and CIT Bank ended 2011 with a Tier One Capital Ratio in excess of 38%. Deposits grew by 35% during 2011 to $6.1 billion, including deposits from our online bank.

5 Pre-tax results excluding net FSA accretion and the costs associated with accelerated debt repayment is a non-GAAP measure. See “Non-GAAP Measurements” at the end of this press release and page 18 for reconciliation of non-GAAP to GAAP financial information.

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Prior Period Revisions

As part of a management review of operational procedures, it was determined that refunds of unresolved credits are owed to certain of our Trade Finance customers (i.e. typically retailers). Although not material to any given period, the aggregate amount of the credits is approximately $68 million, approximately 0.02% of the factoring volume for the affected periods, which accumulated over the ten year period ending in early 2011. Approximately $66 million of the balance relates to activity that occurred prior to December 31, 2009, the convenience date for our adoption of fresh start accounting. When reviewing this error in conjunction with other immaterial errors impacting prior periods, management concluded that the corrections did not, individually or in the aggregate, result in a material misstatement of the Company's consolidated financial statements for any prior period, but correcting these items in the current quarter would have been material to the 2011 statement of operations. Accordingly, management has revised in this release, and will revise in subsequent quarterly filings on Form 10-Q and its 2011 Form 10-K, its previously reported financial statements for 2011, 2010 and 2009.

As it relates to the Trade Finance obligation, we recorded a liability and a charge to income in 2009 of approximately $66 million, with the remainder of the liability and charge to income being recorded in 2010 ($1.8 million) and 2011 ($0.5 million). As a result of our adoption of fresh start accounting, the recognition of the $66 million liability resulted in a corresponding increase to goodwill.

Tables reflecting the previously reported balances, required corrections and revised amounts impacting the income statements and balance sheets, along with descriptions of significant corrections are included in the accompanying financial tables.

See attached tables for financial statements and supplemental financial information.

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Conference Call and Web cast

Chairman and Chief Executive Officer John A. Thain and Chief Financial Officer Scott T. Parker will discuss these results on a conference call and audio webcast today, January 31, 2012, at 8:00 a.m. (EST). Interested parties may access the conference call live by dialing 866-831-6272 for U.S. and Canadian callers or 617-213-8859 for international callers and reference access code “CIT Group” or access the audio webcast at cit.com/investor. An audio replay of the call will be available until 11:59 p.m. (EST) on February 13, 2012, by dialing 888-286-8010 for U.S. and Canadian callers or 617-801-6888 for international callers with the access code 84669476, or at cit.com/investor.

About CIT

Founded in 1908, CIT (NYSE: CIT) is a bank holding company with more than $34 billion in finance and leasing assets. A member of the Fortune 500, it provides financing and leasing capital to its more than one million small business and middle market clients and their customers across more than 30 industries. CIT maintains leadership positions in small business and middle market lending, factoring, retail finance, aerospace, equipment and rail leasing, and global vendor finance. CIT also operates CIT Bank, BankOnCIT.com, its primary bank subsidiary and an FDIC-insured online bank which offers a suite of savings options designed to help customers achieve a range of financial goals. cit.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of applicable federal securities laws that are based upon our current expectations and assumptions concerning future events, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. The words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “commence,” “seek,” “may,” “would,” “could,” “should,” “believe,” “potential,” “continue,” or the negative of any of those words or similar expressions is intended to identify forward-looking statements. All statements contained in this press release, other than statements of historical fact, including without limitation, statements about our plans, strategies, prospects and expectations regarding future events and our financial performance, are forward-looking statements that involve certain risks and uncertainties. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and our actual results may differ materially. Important factors that could cause our actual results to be materially different from our expectations include, among others, the risk that CIT is unsuccessful in refining and implementing its strategy and business plan, the risk that CIT is unable to quickly react to and address key business and regulatory issues, the risk that CIT is delayed in transitioning certain business platforms to CIT Bank and may not succeed in developing a stable, long-term source of funding, and the risk that CIT continues to be subject to liquidity constraints and higher funding costs. We describe these and other risks that could affect our actual results in Item 1A, “Risk Factors”, of our latest Annual Report on Form 10-K filed with the Securities and Exchange Commission. Accordingly, you should not place undue reliance on the forward-looking statements contained in this press release. These forward-looking statements speak only as of the date on which the statements were made. CIT undertakes no obligation to update publicly or otherwise revise any forward-looking statements, except where expressly required by law.

Non-GAAP Measurements

Net finance revenue and net operating lease revenue are non-GAAP measurements used by management to gauge portfolio performance. ‘Pre FSA’ is non-GAAP and provides the user with additional data that is more comparable to historical and peer disclosures. Pre-tax income excluding net fresh-start accounting accretion and costs related to the repayment of debt is a non-GAAP measurement used by management to compare period over period operating results. Tangible book value and tangible book value per share are non-GAAP metrics to analyze banks.

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CIT MEDIA RELATIONS:	CIT INVESTOR RELATIONS:
C. Curtis Ritter	Ken Brause
Director of Corporate Communications	Executive Vice President
(973) 740-5390	(212) 771-9650
Curt.Ritter@cit.com	Ken.Brause@cit.com

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CIT GROUP INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in millions, except per share data)

	Quarters Ended			Years Ended December 31
	December 31,	September 30,	December 31,
	2011	2011(1)	2010(1)	2011	2010(1)
		Revised	Revised		Revised
Interest income
Interest and fees on loans	$ 483.2	$ 494.2	$ 746.5	$ 2,198.8	$ 3,693.9
Interest and dividends on investments	9.2	8.6	7.8	34.8	31.7
Total interest income	492.4	502.8	754.3	2,233.6	3,725.6
Interest expense
Interest on long-term borrowings	(653.2)	(574.7)	(680.9)	(2,683.4)	(2,992.6)
Interest on deposits	(33.3)	(28.4)	(24.6)	(111.2)	(87.4)
Total interest expense	(686.5)	(603.1)	(705.5)	(2,794.6)	(3,080.0)
Net interest revenue	(194.1)	(100.3)	48.8	(561.0)	645.6
Provision for credit losses	(15.8)	(47.4)	(182.4)	(269.7)	(820.3)
Net interest revenue, after credit provision	(209.9)	(147.7)	(133.6)	(830.7)	(174.7)
Other income
Rental income on operating leases	427.6	409.0	400.4	1,665.7	1,645.8
Other	209.4	242.8	231.8	956.0	1,005.5
Total other income	637.0	651.8	632.2	2,621.7	2,651.3
Other expenses
Depreciation on operating lease equipment	(137.1)	(124.3)	(163.4)	(574.8)	(675.4)
Operating expenses	(221.4)	(226.4)	(250.9)	(891.2)	(1,022.1)
Gain (loss) on debt extinguishments	11.8	(146.6)	–	(134.8)	–
Total other expenses	(346.7)	(497.3)	(414.3)	(1,600.8)	(1,697.5)
Income before provision for income taxes	80.4	6.8	84.3	190.2	779.1
Provision for income taxes	(44.4)	(36.6)	(0.5)	(157.4)	(249.0)
Net income (loss) before attribution of noncontrolling interests	36.0	(29.8)	83.8	32.8	530.1
Net (income) loss attributable to noncontrolling interests, after tax	(2.1)	0.6	(0.6)	(5.0)	(4.4)
Net income (loss)	$ 33.9	$ (29.2)	$ 83.2	$ 27.8	$ 525.7

Basic earnings (loss) per common share	$ 0.17	$ (0.15)	$ 0.42	$ 0.14	$ 2.63
Diluted earnings (loss) per common share	$ 0.17	$ (0.15)	$ 0.41	$ 0.14	$ 2.62
Average number of common shares - basic (thousands)	200,729	200,714	200,359	200,678	200,201
Average number of common shares - diluted (thousands)	200,740	200,714	200,905	200,815	200,575

(1) Reflects revised balances from previously reported amounts. See discussion on page 10 and tables in the Appendix.

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CIT GROUP INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED BALANCE SHEETS
(dollars in millions, except per share data)

	December 31,	September 30,	December 31,
	2011	2011(1)	2010(1)
		Revised	Revised
Assets
Total cash and deposits	$ 7,435.6	$ 6,889.5	$ 11,204.2
Investment securities	1,250.6	772.2	378.3
Trading assets at fair value - derivatives	42.9	77.3	33.6
Assets held for sale	2,332.3	1,513.8	1,226.1

Loans	19,885.5	21,817.4	24,628.6
Allowance for loan losses	(407.8)	(414.5)	(416.2)
Total loans, net of allowance for loan losses	19,477.7	21,402.9	24,212.4

Operating lease equipment, net	11,991.6	11,188.8	11,139.8
Goodwill	330.8	330.8	340.4
Intangible assets, net	63.6	73.5	119.2
Unsecured counterparty receivable	733.5	525.4	532.3
Other assets	1,592.5	1,816.5	2,202.5
Total assets	$ 45,251.1	$ 44,590.7	$ 51,388.8

Liabilities
Deposits	$ 6,193.7	$ 4,958.5	$ 4,536.2
Trading liabilities at fair value - derivatives	74.9	93.5	126.3
Credit balances of factoring clients	1,225.5	1,093.5	935.3
Other liabilities	2,574.9	2,489.3	2,839.4
Long-term borrowings
Secured borrowings	10,408.0	9,357.2	11,014.9
Revolving credit facility	–	1,075.0	–
First lien facility	–	–	3,042.6
Series A notes	5,834.8	6,607.3	19,037.9
Series B notes	–	–	765.8
Series C notes	9,959.2	9,925.2	–
Other debt	86.1	85.4	167.7
Total long-term borrowings	26,288.1	27,050.1	34,028.9
Total liabilities	36,357.1	35,684.9	42,466.1
Equity
Stockholders' equity
Common stock	2.0	2.0	2.0
Paid-in capital	8,459.3	8,453.8	8,434.1
Retained earnings	535.1	501.2	507.3
Accumulated other comprehensive loss	(92.1)	(39.4)	(9.6)
Treasury stock, at cost	(12.8)	(12.5)	(8.8)
Total common stockholders' equity	8,891.5	8,905.1	8,925.0
Noncontrolling interests	2.5	0.7	(2.3)
Total equity	8,894.0	8,905.8	8,922.7
Total liabilities and equity	$ 45,251.1	$ 44,590.7	$ 51,388.8

Book Value Per Common Share
Book value per common share	$ 44.31	$ 44.38	$ 44.52
Tangible book value per common share	$ 42.35	$ 42.37	$ 42.23
Outstanding common shares (in millions)	200.660	200.636	200.463

(1) Reflects revised balances from previously reported amounts. See discussion on page 10 and tables in the Appendix.

14

CIT GROUP INC. AND SUBSIDIARIES
(dollars in millions)

	Quarters Ended								Years Ended December 31
INCOME STATEMENT ITEMS	December 31,	September 30,	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,
	2011	2011(1)	2011(1)	2011(1)	2010(1)	2010(1)	2010(1)	2010(1)	2011	2010(1)
Other Income
Gains on loan and portfolio sales	$ 90.3	$ 53.7	$ 88.1	$ 79.8	$ 43.1	$ 112.2	$ 77.3	$ 36.2	$ 311.9	$ 268.8
Fees and other revenue	65.3	47.5	54.1	24.4	24.9	40.5	31.2	41.1	191.3	137.7
Gains on sales of leasing equipment	18.9	72.8	16.5	40.5	30.5	44.1	54.1	27.9	148.7	156.6
Factoring commissions	32.3	35.5	30.9	33.8	36.6	37.3	34.9	36.2	132.5	145.0
Recoveries of loans charged off pre-emergence and loans held for sale	30.2	36.3	25.1	32.5	69.8	51.8	113.2	44.0	124.1	278.8
Counterparty receivable accretion	26.0	26.3	30.0	30.1	20.5	19.7	22.4	32.8	112.4	95.4
Gain (loss) on investment sales	12.8	8.5	10.3	16.9	(0.4)	12.6	4.3	3.3	48.5	19.8
Gain (loss) on non-qualifying hedge derivatives and foreign currency exchange	3.4	(17.5)	(9.1)	22.9	8.4	(9.8)	3.8	(73.1)	(0.3)	(70.7)
Impairment on assets held for sale	(69.8)	(20.3)	(12.5)	(10.5)	(1.6)	(18.8)	(5.5)	–	(113.1)	(25.9)
Total other income	$ 209.4	$ 242.8	$ 233.4	$ 270.4	$ 231.8	$ 289.6	$ 335.7	$ 148.4	$ 956.0	$ 1,005.5

Operating Expenses
Salaries and general operating expenses:
Compensation and benefits	$ 117.3	$ 136.1	$ 124.2	$ 117.1	$ 114.1	$ 137.4	$ 179.1	$ 140.1	$ 494.7	$ 570.7
Professional fees	25.3	29.6	35.3	30.7	36.6	22.8	25.6	29.7	120.9	114.7
Technology	22.1	16.4	18.1	18.7	18.0	19.6	18.2	19.2	75.3	75.0
Occupancy expense	9.7	9.9	9.7	10.1	10.8	11.9	11.3	14.9	39.4	48.9
Provision for severance and facilities exiting activities	5.1	0.5	0.9	6.6	31.5	6.2	2.6	11.9	13.1	52.2
Other expenses	41.9	33.9	50.3	21.7	39.9	31.8	42.0	46.9	147.8	160.6
Operating expenses	$ 221.4	$ 226.4	$ 238.5	$ 204.9	$ 250.9	$ 229.7	$ 278.8	$ 262.7	$ 891.2	$ 1,022.1

Fresh Start Accounting:
Accretion / (Amortization)
Interest income	$ 127.7	$ 150.3	$ 220.7	$ 246.7	$ 331.7	$ 348.8	$ 440.1	$ 499.9	$ 745.4	$ 1,620.5
Interest expense	(264.9)	(141.3)	(292.5)	(205.3)	(106.0)	(120.8)	(73.2)	(94.7)	(904.0)	(394.7)
Rental income on operating leases	(9.8)	(12.2)	(15.1)	(19.0)	(20.5)	(30.4)	(26.6)	(26.2)	(56.1)	(103.7)
Depreciation expense	58.8	59.4	61.1	60.7	67.9	66.8	71.1	68.6	240.0	274.4
FSA - net finance revenue	(88.2)	56.2	(25.8)	83.1	273.1	264.4	411.4	447.6	25.3	1,396.5
Other income	26.0	26.3	30.0	30.1	20.5	19.7	22.4	32.8	112.4	95.4
Total	$ (62.2)	$ 82.5	$ 4.2	$ 113.2	$ 293.6	$ 284.1	$ 433.8	$ 480.4	$ 137.7	$ 1,491.9

BALANCE SHEET ITEMS
Fresh Start Accounting:	December 31,	September 30,	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,
(Discount) / Premium	2011	2011(1)	2011(1)	2011(1)	2010(1)	2010(1)	2010(1)	2010(1)
Accretable
Loans	$ (621.8)	$ (830.7)	$ (976.5)	$ (1,222.9)	$ (1,438.9)	$ (1,758.0)	$ (2,195.6)	$ (2,923.1)
Operating lease equipment, net	(2,803.1)	(2,837.5)	(2,891.6)	(2,952.9)	(3,020.9)	(3,052.4)	(3,105.4)	(3,150.8)
Intangible assets	63.6	73.5	84.1	99.1	119.2	141.4	174.4	209.1
Other assets	(113.1)	(139.1)	(165.4)	(195.4)	(225.6)	(246.0)	(265.7)	(288.1)
Total assets	$ (3,474.4)	$ (3,733.8)	$ (3,949.4)	$ (4,272.1)	$ (4,566.2)	$ (4,915.0)	$ (5,392.3)	$ (6,152.9)
Deposits	$ 14.5	$ 19.3	$ 24.4	$ 30.5	$ 38.5	$ 47.5	$ 58.4	$ 74.7
Long-term borrowings	(2,018.9)	(2,288.6)	(2,436.8)	(2,735.3)	(2,948.5)	(3,063.8)	(3,195.0)	(3,284.9)
Other liabilities	25.7	37.3	47.9	79.0	112.2	170.4	191.6	233.9
Total liabilities	$ (1,978.7)	$ (2,232.0)	$ (2,364.5)	$ (2,625.8)	$ (2,797.8)	$ (2,845.9)	$ (2,945.0)	$ (2,976.3)
Non-accretable
Loans	$ (62.5)	$ (110.5)	$ (121.5)	$ (255.6)	$ (363.4)	$ (559.8)	$ (1,134.9)	$ (1,417.7)
Goodwill	330.8	330.8	330.8	340.4	340.4	346.4	346.4	346.4
Total assets	$ 268.3	$ 220.3	$ 143.0	$ 84.8	$ (23.0)	$ (213.4)	$ (788.5)	$ (1,071.3)
Other liabilities	$ 197.9	$ 258.5	$ 277.0	$ 321.5	$ 360.2	$ 226.1	$ 303.8	$ 336.8
Total liabilities	$ 197.9	$ 258.5	$ 277.0	$ 321.5	$ 360.2	$ 226.1	$ 303.8	$ 336.8

(1) Reflects revised balances from previously reported amounts. See discussion on page 10 and tables in the Appendix.

15

CIT GROUP INC. AND SUBSIDIARIES
(dollars in millions)

	December 31,	September 30,	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,
	2011	2011(1)	2011(1)	2011(1)	2010(1)	2010(1)	2010(1)	2010(1)
FINANCING AND LEASING ASSETS
Corporate Finance(2)
Loans	$ 6,862.7	$ 6,734.6	$ 6,933.8	$ 7,446.0	$ 8,072.9	$ 9,351.7	$ 9,965.3	$ 11,739.1
Operating lease equipment, net	35.0	40.1	44.2	63.4	74.5	82.8	88.7	115.2
Assets held for sale	214.0	399.6	378.8	170.9	219.2	439.3	514.8	287.8
Financing and leasing assets	7,111.7	7,174.3	7,356.8	7,680.3	8,366.6	9,873.8	10,568.8	12,142.1
Transportation Finance
Loans	1,487.0	1,347.7	1,358.4	1,284.2	1,390.3	1,577.2	1,638.0	1,779.2
Operating lease equipment, net	11,739.4	10,923.3	10,618.0	10,544.6	10,619.1	10,324.7	10,297.1	10,177.5
Assets held for sale	84.0	60.1	257.3	261.3	2.8	28.1	10.4	11.6
Financing and leasing assets	13,310.4	12,331.1	12,233.7	12,090.1	12,012.2	11,930.0	11,945.5	11,968.3
Trade Finance
Loans - factoring receivables	2,431.4	2,551.7	2,529.2	2,613.4	2,387.4	2,605.5	2,514.6	2,794.1
Vendor Finance(2)
Loans	4,421.7	4,300.1	4,424.8	4,551.9	4,702.1	5,675.3	6,691.3	7,464.7
Operating lease equipment, net	217.2	225.4	256.9	431.2	446.2	560.4	568.7	641.0
Assets held for sale	371.6	367.8	529.8	747.3	757.4	–	18.8	479.8
Financing and leasing assets	5,010.5	4,893.3	5,211.5	5,730.4	5,905.7	6,235.7	7,278.8	8,585.5
Total commercial financing and leasing assets	27,864.0	26,950.4	27,331.2	28,114.2	28,671.9	30,645.0	32,307.7	35,490.0
Consumer
Loans - student lending	4,680.0	6,866.4	7,003.5	7,869.0	8,035.5	8,156.4	8,723.5	8,864.8
Loans - other	2.7	16.9	22.2	29.9	40.4	51.8	66.1	81.2
Assets held for sale	1,662.7	686.3	699.3	3.5	246.7	420.3	28.5	589.6
Financing and leasing assets	6,345.4	7,569.6	7,725.0	7,902.4	8,322.6	8,628.5	8,818.1	9,535.6
Total financing and leasing assets	$ 34,209.4	$ 34,520.0	$ 35,056.2	$ 36,016.6	$ 36,994.5	$ 39,273.5	$ 41,125.8	$ 45,025.6

INVESTMENT SECURITIES
Short-term investments, predominantly U.S. Treasuries	$ 937.3	$ 450.0	$ 2,700.0	$ 6,125.5	$ –	$ –	$ –	$ –
Other debt and equity investments	313.3	322.2	332.4	341.3	378.3	397.8	391.9	385.3
Total investment securities	$ 1,250.6	$ 772.2	$ 3,032.4	$ 6,466.8	$ 378.3	$ 397.8	$ 391.9	$ 385.3

OTHER ASSETS
Deposits on commercial aerospace equipment	$ 463.7	$ 593.7	$ 613.5	$ 558.4	$ 609.7	$ 582.5	$ 619.8	$ 647.7
Accrued interest and dividends	143.8	170.0	159.3	141.4	127.5	171.0	204.5	242.3
Other counterparty receivables	94.1	167.5	464.3	472.8	310.7	294.7	–	54.9
Executive retirement plan and deferred compensation	110.2	111.7	117.3	116.2	110.2	106.3	104.6	103.1
Deferred debt costs	127.2	100.9	176.9	148.2	126.5	122.4	19.4	21.8
Furniture and fixtures	79.5	78.9	77.3	78.1	79.2	90.2	91.8	93.8
Prepaid expenses	86.3	78.3	84.6	78.6	87.5	86.0	90.7	78.0
Tax receivables, other than income taxes	57.5	54.7	68.3	113.9	117.7	120.4	101.8	190.1
Other	430.2	460.8	407.7	579.8	633.5	598.3	1,183.9	702.0
Total other assets	$ 1,592.5	$ 1,816.5	$ 2,169.2	$ 2,287.4	$ 2,202.5	$ 2,171.8	$ 2,416.5	$ 2,133.7

AVERAGE BALANCES AND RATES
	Quarter Ended		Quarter Ended		Quarter Ended
	December 31, 2011		September 30, 2011		December 31, 2010
Assets	Average Balance	Rate	Average Balance	Rate	Average Balance	Rate
Deposits with banks	$ 6,907.4	0.4%	$ 6,958.1	0.4%	$ 10,930.9	0.2%
Investments	942.4	1.1%	2,051.8	0.5%	390.1	2.4%
Loans (including held for sale assets)	23,089.9	8.8%	23,830.2	8.7%	27,146.6	11.4%
Total interest earning assets	30,939.7	6.6%	32,840.1	6.3%	38,467.6	8.0%
Operating lease equipment, net	11,550.0	10.1%	11,023.6	10.3%	11,017.3	8.6%
Other	2,548.6		2,932.0		3,065.7
Total average assets	$ 45,038.3		$ 46,795.7		$ 52,550.6
Liabilities
Deposits	$ 5,639.5	2.4%	$ 4,658.7	2.4%	$ 4,644.4	2.1%
Long-term borrowings	26,757.5	9.8%	29,308.6	7.8%	35,243.4	7.7%
Total interest-bearing liabilities	32,397.0	8.5%	33,967.3	7.1%	39,887.8	7.1%
Credit balances of factoring clients	1,180.3		1,130.9		954.9
Other	11,461.0		11,697.5		11,707.9
Total average liabilities and equity	$ 45,038.3		$ 46,795.7		$ 52,550.6

(1) Reflects revised balances from previously reported amounts. See discussion on page 10 and tables in the Appendix
(2) During the fourth quarter, a portfolio of assets was transferred from Corporate Finance to Vendor Finance. All prior period data has been conformed to the current period presentation

16

CIT GROUP INC. AND SUBSIDIARIES
(dollars in millions)

CREDIT METRICS - AFTER FRESH START ACCOUNTING
	Quarter Ended		Quarter Ended		Quarter Ended		Years Ended December 31
Gross Charge-offs To Average Finance Receivables	December 31, 2011		September 30, 2011(1)		December 31, 2010(1)		2011		2010(1)
Corporate Finance(2)	$ 19.0	1.11%	$ 45.6	2.66%	$ 108.6	4.97%	$ 239.6	3.31%	$ 257.7	2.49%
Transportation Finance	5.9	1.65%	–	–	4.8	1.28%	6.6	0.48%	4.8	0.29%
Trade Finance	6.5	1.04%	4.3	0.66%	6.8	1.07%	21.1	0.85%	29.8	1.12%
Vendor Finance(2)	17.6	1.62%	20.3	1.86%	81.0	6.02%	97.2	2.17%	191.9	2.81%
Commercial Segments	49.0	1.30%	70.2	1.85%	201.2	4.43%	364.5	2.34%	484.2	2.25%
Consumer	1.0	0.06%	0.9	0.05%	4.2	0.21%	4.3	0.06%	26.1	0.30%
Total	$ 50.0	0.92%	$ 71.1	1.28%	$ 205.4	3.12%	$ 368.8	1.61%	$ 510.3	1.68%

Net Charge-offs To Average Finance Receivables(3)
Corporate Finance(2)	$ 9.8	0.58%	$ 40.9	2.38%	$ 99.5	4.55%	$ 206.1	2.85%	$ 245.7	2.37%
Transportation Finance	5.9	1.65%	–	–	4.8	1.28%	6.5	0.47%	4.8	0.29%
Trade Finance	6.1	0.98%	1.8	0.28%	6.2	0.98%	10.2	0.41%	28.6	1.08%
Vendor Finance(2)	1.8	0.16%	2.9	0.26%	65.1	4.83%	39.3	0.88%	160.1	2.34%
Commercial Segments	23.6	0.62%	45.6	1.20%	175.6	3.87%	262.1	1.68%	439.2	2.04%
Consumer	0.7	0.05%	0.6	0.03%	4.0	0.20%	3.1	0.04%	25.3	0.29%
Total	$ 24.3	0.45%	$ 46.2	0.83%	$ 179.6	2.73%	$ 265.2	1.16%	$ 464.5	1.53%

Non-accruing Loans To Finance Receivables(4)	December 31, 2011		September 30, 2011(1)		June 30, 2011(1)		March 31, 2011(1)		December 31, 2010
Corporate Finance(2)	$ 497.9	7.26%	$ 674.4	10.01%	$ 792.9	11.44%	$ 991.3	13.27%	$ 1,225.0	15.17%
Transportation Finance	45.0	3.03%	54.5	4.05%	56.0	4.12%	62.1	4.84%	63.2	4.55%
Trade Finance	75.3	3.10%	94.0	3.68%	73.4	2.90%	98.0	3.75%	164.4	6.89%
Vendor Finance(2)	82.9	1.88%	90.2	2.10%	138.7	3.13%	153.3	3.37%	164.2	3.49%
Commercial Segments	701.1	4.61%	913.1	6.11%	1,061.0	6.96%	1,304.7	8.21%	1,616.8	9.77%
Consumer	0.9	0.02%	0.6	0.01%	0.8	0.01%	0.9	0.01%	0.7	0.01%
Total	$ 702.0	3.53%	$ 913.7	4.19%	$ 1,061.8	4.77%	$ 1,305.6	5.49%	$ 1,617.5	6.57%

CREDIT METRICS - BEFORE FRESH START ACCOUNTING (NON-GAAP)
	Quarter Ended		Quarter Ended		Quarter Ended		Years Ended December 31
Gross Charge-offs To Average Finance Receivables	December 31, 2011		September 30, 2011(1)		December 31, 2010(1)		2011		2010(1)
Corporate Finance(2)	$ 20.9	1.17%	$ 56.2	3.09%	$ 180.9	7.28%	$ 300.1	3.86%	$ 602.0	4.95%
Transportation Finance	5.9	1.56%	–	–	5.0	1.21%	6.6	0.45%	5.0	0.27%
Trade Finance	6.5	1.04%	4.3	0.66%	6.8	1.07%	21.1	0.85%	31.8	1.19%
Vendor Finance(2)	17.9	1.62%	20.9	1.86%	103.5	7.32%	105.6	2.29%	312.7	4.27%
Commercial Segments	51.2	1.31%	81.4	2.06%	296.2	5.99%	433.4	2.65%	951.5	3.96%
Consumer	3.3	0.19%	4.1	0.22%	9.5	0.44%	14.2	0.18%	76.1	0.78%
Total	$ 54.5	0.96%	$ 85.5	1.48%	$ 305.7	4.30%	$ 447.6	1.85%	$ 1,027.6	3.05%

Non-accruing Loans To Finance Receivables	December 31, 2011		September 30, 2011(1)		June 30, 2011(1)		March 31, 2011(1)		December 31, 2010(1)
Corporate Finance(2)	$ 549.0	7.74%	$ 769.6	10.86%	$ 909.2	12.34%	$ 1,257.0	15.40%	$ 1,583.2	17.60%
Transportation Finance	52.0	3.32%	61.8	4.31%	63.5	4.35%	70.2	5.00%	71.3	4.64%
Trade Finance	75.3	3.10%	94.0	3.68%	73.4	2.90%	98.0	3.75%	164.4	6.89%
Vendor Finance(2)	100.2	2.23%	109.7	2.50%	164.9	3.62%	187.3	3.96%	195.7	3.97%
Commercial Segments	776.5	4.98%	1,035.1	6.69%	1,211.0	7.61%	1,612.5	9.55%	2,014.6	11.29%
Consumer	0.9	0.02%	0.7	0.01%	1.0	0.01%	0.9	0.01%	1.0	0.01%
Total	$ 777.4	3.78%	$ 1,035.8	4.55%	$ 1,212.0	5.19%	$ 1,613.4	6.38%	$ 2,015.6	7.63%

Credit metrics before fresh start accounting are non-GAAP measurements and are used by management for credit trend analysis

PROVISION AND ALLOWANCE COMPONENTS
	Provision for Credit Losses					Allowance for Loan Losses
	Quarters Ended			Years Ended December 31
	December 31,	September 30,	December 31,			December 31,	September 30,	December 31,
	2011	2011(1)	2010	2011	2010	2011	2011	2010
Specific reserves - impaired loans	$ (3.5)	$ (14.8)	$ 47.1	$ (66.7)	$ 121.3	$ 54.6	$ 58.1	$ 121.3
Non-specific reserves	(5.0)	16.0	(44.3)	71.2	234.5	353.2	356.4	294.9
Charge-offs	24.3	46.2	179.6	265.2	464.5	–	–	–
Totals	$ 15.8	$ 47.4	$ 182.4	$ 269.7	$ 820.3	$ 407.8	$ 414.5	$ 416.2

(1) Reflects revised balances from previously reported amounts. See discussion on page 10 and tables in the Appendix.
(2) During the fourth quarter, a portfolio of assets was transferred from Corporate Finance to Vendor Finance. All prior period data has been conformed to the current period presentation.
(3) Net charge-offs do not include recoveries recorded in Other Income.
(4) Non-accrual loans include loans held for sale.

17

CIT GROUP INC. AND SUBSIDIARIES
SEGMENT RESULTS
(dollars in millions)

	Corporate	Transportation	Trade	Vendor	Commercial		Corporate
	Finance(2)	Finance	Finance	Finance(2)	Segments	Consumer	and Other	Consolidated
Quarter Ended December 31, 2011
Total interest income	$ 206.0	$ 32.5	$ 16.5	$ 169.8	$ 424.8	$ 62.3	$ 5.3	$ 492.4
Total interest expense	(151.2)	(218.3)	(16.6)	(96.7)	(482.8)	(146.6)	(57.1)	(686.5)
Provision for credit losses	(10.3)	(4.1)	0.5	(1.2)	(15.1)	(0.7)	–	(15.8)
Rental income on operating leases	3.9	365.6	–	58.1	427.6	–	–	427.6
Other income, excluding rental income	184.3	(10.7)	35.8	11.3	220.7	(8.6)	(2.7)	209.4
Depreciation on operating lease equipment	(1.5)	(101.7)	–	(33.9)	(137.1)	–	–	(137.1)
Operating expenses / gain (loss) on debt extinquishments	(63.3)	(39.8)	(27.6)	(74.1)	(204.8)	(15.7)	10.9	(209.6)
Income (loss) before provision (benefit) for income taxes	$ 167.9	$ 23.5	$ 8.6	$ 33.3	$ 233.3	$ (109.3)	$ (43.6)	$ 80.4
Funded new business volume	$ 921.1	$ 1,249.1	$ –	$ 716.5	$ 2,886.7	$ –	$ –	$ 2,886.7
Average Earning Assets	$ 7,226.1	$ 12,748.0	$ 1,337.1	$ 4,948.1	$ 26,259.3	$ 7,515.0	$ –	$ 33,774.3
Average Finance Receivables	$ 6,857.8	$ 1,422.6	$ 2,488.4	$ 4,351.4	$ 15,120.2	$ 6,709.8	$ –	$ 21,830.0
Quarter Ended September 30, 2011(1)
Total interest income	$ 189.0	$ 37.3	$ 21.8	$ 185.2	$ 433.3	$ 64.5	$ 5.0	$ 502.8
Total interest expense	(165.7)	(202.3)	(19.1)	(109.9)	(497.0)	(42.3)	(63.8)	(603.1)
Provision for credit losses	(37.7)	(2.2)	(4.4)	(2.5)	(46.8)	(0.6)	–	(47.4)
Rental income on operating leases	4.1	342.2	–	62.7	409.0	–	–	409.0
Other income, excluding rental income	93.1	57.0	40.9	60.1	251.1	4.9	(13.2)	242.8
Depreciation on operating lease equipment	(1.7)	(90.7)	–	(31.9)	(124.3)	–	–	(124.3)
Operating expenses / loss on debt extinquishments	(51.5)	(43.3)	(28.6)	(78.3)	(201.7)	(16.8)	(154.5)	(373.0)
Income (loss) before provision (benefit) for income taxes	$ 29.6	$ 98.0	$ 10.6	$ 85.4	$ 223.6	$ 9.7	$ (226.5)	$ 6.8
Funded new business volume	$ 659.7	$ 557.8	$ –	$ 647.7	$ 1,865.2	$ –	$ –	$ 1,865.2
Average Earning Assets	$ 7,287.0	$ 12,253.6	$ 1,408.6	$ 5,073.8	$ 26,023.0	$ 7,645.6	$ –	$ 33,668.6
Average Finance Receivables	$ 6,857.9	$ 1,358.5	$ 2,593.9	$ 4,373.6	$ 15,183.9	$ 6,953.1	$ –	$ 22,137.0
Quarter Ended December 31, 2010(1)
Total interest income	$ 339.2	$ 53.5	$ 21.7	$ 256.3	$ 670.7	$ 77.9	$ 5.7	$ 754.3
Total interest expense	(215.9)	(240.6)	(34.0)	(158.5)	(649.0)	(50.7)	(5.8)	(705.5)
Provision for credit losses	(167.0)	(7.4)	(1.0)	(3.0)	(178.4)	(4.0)	–	(182.4)
Rental income on operating leases	6.4	310.9	–	83.1	400.4	–	–	400.4
Other income, excluding rental income	$ 143.7	14.0	44.4	28.3	230.4	(5.6)	7.0	231.8
Depreciation on operating lease equipment	(2.8)	(87.3)	–	(73.3)	(163.4)	–	–	(163.4)
Operating expenses	(49.9)	(30.3)	(26.8)	(72.8)	(179.8)	(16.1)	(55.0)	(250.9)
Income (loss) before provision (benefit) for income taxes	$ 53.7	$ 12.8	$ 4.3	$ 60.1	$ 130.9	$ 1.5	$ (48.1)	$ 84.3
Funded new business volume	$ 466.5	$ 425.4	$ –	$ 614.6	$ 1,506.5	$ –	$ –	$ 1,506.5
Average Earning Assets	$ 9,095.6	$ 11,930.1	$ 1,553.8	$ 6,021.8	$ 28,601.3	$ 8,450.2	$ –	$ 37,051.5
Average Finance Receivables	$ 8,741.1	$ 1,508.8	$ 2,540.4	$ 5,378.8	$ 18,169.1	$ 8,146.5	$ –	$ 26,315.6
Year Ended December 31, 2011
Total interest income	$ 923.7	$ 155.9	$ 73.3	$ 793.3	$ 1,946.2	$ 266.5	$ 20.9	$ 2,233.6
Total interest expense	(706.1)	(881.9)	(90.9)	(505.1)	(2,184.0)	(290.6)	(320.0)	(2,794.6)
Provision for credit losses	(173.3)	(12.8)	(11.2)	(69.3)	(266.6)	(3.1)	–	(269.7)
Rental income on operating leases	18.0	1,372.8	–	274.9	1,665.7	–	–	1,665.7
Other income, excluding rental income	546.9	99.4	156.1	157.1	959.5	2.1	(5.6)	956.0
Depreciation on operating lease equipment	(7.8)	(381.9)	–	(185.1)	(574.8)	–	–	(574.8)
Operating expenses / gain (loss) on debt extinquishments	(232.7)	(160.2)	(110.4)	(308.4)	(811.7)	(65.4)	(148.9)	(1,026.0)
Income (loss) before provision (benefit) for income taxes	$ 368.7	$ 191.3	$ 16.9	$ 157.4	$ 734.3	$ (90.5)	$ (453.6)	$ 190.2
Funded new business volume	$ 2,702.7	$ 2,523.5	$ –	$ 2,577.5	$ 7,803.7	$ –	$ –	$ 7,803.7
Average Earning Assets	$ 7,537.0	$ 12,327.6	$ 1,383.9	$ 5,371.8	$ 26,620.3	$ 7,716.2	$ –	$ 34,336.5
Average Finance Receivables	$ 7,224.2	$ 1,380.0	$ 2,486.5	$ 4,472.0	$ 15,562.7	$ 7,331.4	$ –	$ 22,894.1
Year Ended December 31, 2010(1)
Total interest income	$ 1,693.0	$ 231.1	$ 99.8	$ 1,321.4	$ 3,345.3	$ 359.6	$ 20.7	$ 3,725.6
Total interest expense	(976.8)	(970.8)	(162.8)	(715.0)	(2,825.4)	(245.0)	(9.6)	(3,080.0)
Provision for credit losses	(496.9)	(28.9)	(58.6)	(210.6)	(795.0)	(25.3)	–	(820.3)
Rental income on operating leases	24.7	1,241.5	–	380.7	1,646.9	–	(1.1)	1,645.8
Other income, excluding rental income	599.9	82.3	188.1	169.0	1,039.3	9.8	(43.6)	1,005.5
Depreciation on operating lease equipment	(12.0)	(333.8)	–	(330.1)	(675.9)	–	0.5	(675.4)
Operating expenses	(278.8)	(151.9)	(122.5)	(326.2)	(879.4)	(79.4)	(63.3)	(1,022.1)
Income (loss) before provision (benefit) for income taxes	$ 553.1	$ 69.5	$ (56.0)	$ 289.2	$ 855.8	$ 19.7	$ (96.4)	$ 779.1
Funded new business volume	$ 1,074.2	$ 1,116.1	$ –	$ 2,320.5	$ 4,510.8	$ –	$ –	$ 4,510.8
Average Earning Assets	$ 10,633.3	$ 11,980.9	$ 1,702.7	$ 7,559.3	$ 31,876.2	$ 8,968.2	$ –	$ 40,844.4
Average Finance Receivables	$ 10,347.7	$ 1,681.4	$ 2,662.1	$ 6,826.7	$ 21,517.9	$ 8,791.4	$ –	$ 30,309.3

(1) Reflects revised balances from previously reported amounts. See discussion on page 10 and tables in the Appendix.
(2) During the fourth quarter, a portfolio of assets was transferred from Corporate Finance to Vendor Finance. All prior period data has been conformed to the current period presentation.

18

CIT GROUP INC. AND SUBSIDIARIES
NON-GAAP DISCLOSURES
(dollars in millions)

Non-GAAP financial measures disclosed by management are meant to provide additional information and insight relative to business trends to investors and, in certain cases, to present financial information as measured by rating agencies and other users of financial information. These measures are not in accordance with, or a substitute for, GAAP and may be different from, or inconsistent with, non-GAAP financial measures used by other companies
	Quarters Ended								Year Ended
	December 31, 2011		September 30, 2011(4)		June 30, 2011(4)		March 31, 2011(4)		December 31, 2011
			As Reported	As Revised	As Reported	As Revised	As Reported	As Revised
Total Net Revenues(1)
Interest income	$ 492.4		$ 510.8	$ 502.8	$ 602.1	$ 599.6	$ 643.2	$ 638.8	$ 2,233.6
Rental income on operating leases	427.6		408.0	409.0	417.9	420.2	413.3	408.9	1,665.7
Finance revenue	920.0		918.8	911.8	1,020.0	1,019.8	1,056.5	1,047.7	3,899.3
Interest expense	(686.5)		(601.8)	(603.1)	(805.7)	(806.4)	(698.9)	(698.6)	(2,794.6)
Depreciation on operating lease equipment	(137.1)		(123.3)	(124.3)	(145.5)	(153.2)	(160.5)	(160.2)	(574.8)
Net finance revenue	96.4		193.7	184.4	68.8	60.2	197.1	188.9	529.9
Other income	209.4		234.8	242.8	239.9	233.4	278.2	270.4	956.0
Total net revenues	$ 305.8		$ 428.5	$ 427.2	$ 308.7	$ 293.6	$ 475.3	$ 459.3	$ 1,485.9

Net Operating Lease Revenue(2)
Rental income on operating leases	$ 427.6		$ 408.0	$ 409.0	$ 417.9	$ 420.2	$ 413.3	$ 408.9	$ 1,665.7
Depreciation on operating lease equipment	(137.1)		(123.3)	(124.3)	(145.5)	(153.2)	(160.5)	(160.2)	(574.8)
Net operating lease revenue	$ 290.5		$ 284.7	$ 284.7	$ 272.4	$ 267.0	$ 252.8	$ 248.7	$ 1,090.9
									Year Ended
	December 31, 2010(4)		September 30, 2010(4)		June 30, 2010(4)		March 31, 2010(4)		December 31, 2010(4)
Total Net Revenues(1)	As Reported	As Revised	As Reported	As Revised	As Reported	As Revised	As Reported	As Revised	As Reported	As Revised
Interest income	$ 754.0	$ 754.3	$ 838.1	$ 842.0	$ 1,023.8	$ 1,024.2	$ 1,104.7	$ 1,105.1	$ 3,720.6	$ 3,725.6
Rental income on operating leases	398.3	400.4	397.7	399.7	417.9	419.1	425.8	426.6	1,639.7	1,645.8
Finance revenue	1,152.3	1,154.7	1,235.8	1,241.7	1,441.7	1,443.3	1,530.5	1,531.7	5,360.3	5,371.4
Interest expense	(703.7)	(705.5)	(734.1)	(734.8)	(807.5)	(808.2)	(831.4)	(831.5)	(3,076.7)	(3,080.0)
Depreciation on operating lease equipment	(166.6)	(163.4)	(161.7)	(161.7)	(178.1)	(177.3)	(172.7)	(173.0)	(679.1)	(675.4)
Net finance revenue	282.0	285.8	340.0	345.2	456.1	457.8	526.4	527.2	1,604.5	1,616.0
Other income	223.8	231.8	289.5	289.6	338.5	335.7	150.4	148.4	1,002.2	1,005.5
Total net revenues	$ 505.8	$ 517.6	$ 629.5	$ 634.8	$ 794.6	$ 793.5	$ 676.8	$ 675.6	$ 2,606.7	$ 2,621.5

Net Operating Lease Revenue(2)
Rental income on operating leases	$ 398.3	$ 400.4	$ 397.7	$ 399.7	$ 417.9	$ 419.1	$ 425.8	$ 426.6	$ 1,639.7	$ 1,645.8
Depreciation on operating lease equipment	(166.6)	(163.4)	(161.7)	(161.7)	(178.1)	(177.3)	(172.7)	(173.0)	(679.1)	(675.4)
Net operating lease revenue	$ 231.7	$ 237.0	$ 236.0	$ 238.0	$ 239.8	$ 241.8	$ 253.1	$ 253.6	$ 960.6	$ 970.4

Net Finance Revenue as a % of Average Earning Assets(3)
	Quarters Ended								Years Ended
	December 31, 2011		September 30, 2011(4)		June 30, 2011(4)		March 31, 2011(4)		December 31, 2011
Net finance revenue	$ 96.4	1.14%	$ 184.4	2.19%	$ 60.2	0.70%	$ 188.9	2.14%	$ 529.9	1.54%
FSA impact on net finance revenue	88.2	0.83%	(56.2)	(0.82)%	25.8	0.18%	(83.1)	(1.08)%	(25.3)	(0.23)%
Secured debt prepayment penalties	9.2	0.10%	20.0	0.21%	50.0	0.52%	35.0	0.35%	114.2	0.30%
Adjusted net finance revenue	$ 193.8	2.07%	$ 148.2	1.58%	$ 136.0	1.40%	$ 140.8	1.41%	$ 618.8	1.61%

	December 31, 2010(4)		September 30, 2010(4)		June 30, 2010(4)		March 31, 2010(4)		December 31, 2010(4)
Net finance revenue	$ 285.8	3.08%	$ 345.2	3.49%	$ 457.8	4.34%	$ 527.2	4.68%	$ 1,616.0	3.96%
FSA impact on net finance revenue	(273.1)	(2.96)%	(264.4)	(2.78)%	(411.4)	(3.96)%	(447.6)	(4.07)%	(1,396.5)	(3.50)%
Secured debt prepayment penalties	48.9	0.46%	29.0	0.25%	45.0	0.36%	15.0	0.11%	137.9	0.29%
Adjusted net finance revenue	$ 61.6	0.58%	$ 109.8	0.96%	$ 91.4	0.74%	$ 94.6	0.72%	$ 357.4	0.75%

Impacts of FSA Accretion and Debt-related Transaction Costs on Pre-tax Income (Loss)
	Quarters Ended								Years Ended December 31,
	December 31, 2011	September 30, 2011(4)	June 30, 2011(4)	March 31, 2011(4)	December 31, 2010(4)	September 30, 2010(4)	June 30, 2010(4)	March 31, 2010(4)
									2011	2010(4)
Pre-tax Income/(Loss) – Reported	$ 80.4	$ 6.8	$ (29.0)	$ 132.0	$ 84.3	$ 240.0	$ 268.0	$ 186.8	$ 190.2	$ 779.1
Net FSA Accretion (excluding debt related acceleration)	(90.1)	(84.9)	(117.5)	(124.4)	(264.6)	(264.7)	(407.3)	(469.5)	(416.9)	(1,406.1)
Accelerated FSA Net Discount/(Premium) on Debt Extinguishments and Repurchases	152.3	2.4	113.3	11.2	(29.0)	(19.4)	(26.5)	(10.9)	279.2	(85.8)
Pre-tax Income (Loss) - Excluding Net FSA Accretion	142.6	(75.7)	(33.2)	18.8	(209.3)	(44.1)	(165.8)	(293.6)	52.5	(712.8)
Debt Related – Prepayment Penalties	9.2	20.0	50.0	35.0	48.9	29.0	45.0	15.0	114.2	137.9
Debt Related – (Gain) Loss on Debt Extinguishments	(11.8)	146.6	–	–	–	–	–	–	134.8	–
Pre-tax Income (Loss) – Excluding FSA Net Accretion & Debt Related Costs	$ 140.0	$ 90.9	$ 16.8	$ 53.8	$ (160.4)	$ (15.1)	$ (120.8)	$ (278.6)	$ 301.5	$ (574.9)

	December 31, 2011	September 30, 2011(4)	June 30, 2011(4)	March 31, 2011(4)	December 31, 2010(4)	September 30, 2010(4)	June 30, 2010(4)	March 31, 2010(4)
Earning Assets(3)
Loans	$ 19,885.5	$21,817.4	$22,271.9	$ 23,794.4	$ 24,628.6	$ 27,417.9	$29,598.8	$ 32,723.1
Operating lease equipment, net	11,991.6	11,188.8	10,919.1	11,039.2	11,139.8	10,967.9	10,954.5	10,933.7
Assets held for sale	2,332.3	1,513.8	1,865.2	1,183.0	1,226.1	887.7	572.5	1,368.8
Credit balances of factoring clients	(1,225.5)	(1,093.5)	(1,075.7)	(1,101.5)	(935.3)	(959.2)	(877.3)	(881.1)
Total earning assets	$ 32,983.9	$33,426.5	$33,980.5	$ 34,915.1	$ 36,059.2	$ 38,314.3	$40,248.5	$ 44,144.5
Commercial earning assets	$ 26,638.5	$25,856.9	$26,255.5	$ 27,012.7	$ 27,736.6	$ 29,685.8	$ 31,430.4	$ 34,608.9

	December 31, 2011	September 30, 2011(4)	June 30, 2011(4)	March 31, 2011(4)	December 31, 2010(4)	September 30, 2010(4)	June 30, 2010(4)	March 31, 2010(4)	December 31, 2009(4)
Tangible Book Value
Total common stockholders' equity	$ 8,891.5	$ 8,905.1	$ 8,956.0	$ 9,004.9	$ 8,925.0	$ 8,849.8	$8,711.2	$ 8,565.1	$ 8,400.0
Less: Goodwill	(330.8)	(330.8)	(330.8)	(340.4)	(340.4)	(346.4)	(346.4)	(346.4)	(346.4)
Intangible assets	(63.6)	(73.5)	(84.1)	(99.1)	(119.2)	(141.5)	(174.4)	(209.1)	(225.1)
Tangible book value	$ 8,497.1	$ 8,500.8	$ 8,541.1	$ 8,565.4	$ 8,465.4	$ 8,361.9	$ 8,190.4	$ 8,009.6	$ 7,828.5
(1) Total net revenues are combination of net finance revenues after depreciation on operating leases and other income.
(2) Total net operating lease revenue is the combination of rental income on operating leases less depreciation on operating lease equipment.
(3) Earning assets reflect point in time balances. Average Earning Assets are computed for the respective period and utilized in certain revenue and expense ratios.
(4) Reflects revised balances from previously reported amounts. See discussion on page 10 and tables in the Appendix.

19

APPENDIX

REVISED FINANCIAL DATA

20

CIT GROUP INC. AND SUBSIDIARIES
REVISED UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in millions, except per share data)

	Quarters Ended			Quarters Ended
As Reported	September 30, 2011	June 30, 2011	March 31, 2011	December 31, 2010	September 30, 2010	June 30, 2010	March 31, 2010
Interest income
Interest and fees on loans	$ 502.6	$ 594.3	$ 635.5	$ 746.9	$ 830.9	$ 1,016.5	$ 1,097.4
Interest and dividends on investments	8.2	7.8	7.7	7.1	7.2	7.3	7.3
Total interest income	510.8	602.1	643.2	754.0	838.1	1,023.8	1,104.7
Interest expense
Interest on long-term borrowings	(573.4)	(780.6)	(674.5)	(679.1)	(710.4)	(789.2)	(810.6)
Interest on deposits	(28.4)	(25.1)	(24.4)	(24.6)	(23.7)	(18.3)	(20.8)
Total interest expense	(601.8)	(805.7)	(698.9)	(703.7)	(734.1)	(807.5)	(831.4)
Net interest revenue	(91.0)	(203.6)	(55.7)	50.3	104.0	216.3	273.3
Provision for credit losses	(47.8)	(84.7)	(123.4)	(182.4)	(165.1)	(246.7)	(226.1)
Net interest revenue, after credit provision	(138.8)	(288.3)	(179.1)	(132.1)	(61.1)	(30.4)	47.2
Other income
Rental income on operating leases	408.0	417.9	413.3	398.3	397.7	417.9	425.8
Other	234.8	239.9	278.2	223.8	289.5	338.5	150.4
Total other income	642.8	657.8	691.5	622.1	687.2	756.4	576.2
Other expenses
Depreciation on operating lease equipment	(123.3)	(145.5)	(160.5)	(166.6)	(161.7)	(178.1)	(172.7)
Operating expenses	(219.9)	(245.8)	(216.4)	(250.0)	(228.8)	(277.8)	(261.7)
Loss on debt extinguishments	(146.6)	–	–	–	–	–	–
Total other expenses	(489.8)	(391.3)	(376.9)	(416.6)	(390.5)	(455.9)	(434.4)
Income before provision for income taxes	14.2	(21.8)	135.5	73.4	235.6	270.1	189.0
Provision for income taxes	(31.1)	(26.9)	(65.7)	2.0	(117.3)	(88.2)	(43.4)
Net (loss) income before attribution of noncontrolling interests	(16.9)	(48.7)	69.8	75.4	118.3	181.9	145.6
Net (income) loss attributable to noncontrolling interests, after tax	0.6	0.7	(4.2)	(0.6)	(2.5)	(0.3)	(1.0)
Net (loss) income	$ (16.3)	$ (48.0)	$ 65.6	$ 74.8	$ 115.8	$ 181.6	$ 144.6
Basic (loss) earnings per common share	$ (0.08)	$ (0.24)	$ 0.33	$ 0.37	$ 0.58	$ 0.91	$ 0.72
Diluted (loss) earnings per common share	$ (0.08)	$ (0.24)	$ 0.33	$ 0.37	$ 0.58	$ 0.91	$ 0.72
Average number of common shares - basic (thousands)	200,714	200,658	200,605	200,359	200,323	200,075	200,040
Average number of common shares - diluted (thousands)	200,714	200,658	200,933	200,905	200,668	200,644	200,076
Corrections
Interest and fees on loans(1)	$ (8.4)	$ (3.3)	$ (5.1)	$ (0.4)	$ 3.2	$ (0.3)	$ (0.3)
Interest and dividends on investments	0.4	0.8	0.7	0.7	0.7	0.7	0.7
Interest on long-term borrowings(2)	(1.3)	(0.7)	0.3	(1.8)	(0.7)	(0.7)	(0.1)
Provision for credit losses	0.4	0.6	1.0	–	–	–	–
Rental income on operating leases(3)	1.0	2.3	(4.4)	2.1	2.0	1.2	0.8
Other(4)	8.0	(6.5)	(7.8)	8.0	0.1	(2.8)	(2.0)
Depreciation on operating lease equipment	(1.0)	(7.7)	0.3	3.2	–	0.8	(0.3)
Operating expenses(5)	(6.5)	7.3	11.5	(0.9)	(0.9)	(1.0)	(1.0)
Provision for income taxes(6)	(5.5)	9.1	7.1	(2.5)	0.1	0.1	0.2
Net income	$ (12.9)	$ 1.9	$ 3.6	$ 8.4	$ 4.5	$ (2.0)	$ (2.0)
As Revised
Interest income
Interest and fees on loans	$ 494.2	$ 591.0	$ 630.4	$ 746.5	$ 834.1	$ 1,016.2	$ 1,097.1
Interest and dividends on investments	8.6	8.6	8.4	7.8	7.9	8.0	8.0
Total interest income	502.8	599.6	638.8	754.3	842.0	1,024.2	1,105.1
Interest expense
Interest on long-term borrowings	(574.7)	(781.3)	(674.2)	(680.9)	(711.1)	(789.9)	(810.7)
Interest on deposits	(28.4)	(25.1)	(24.4)	(24.6)	(23.7)	(18.3)	(20.8)
Total interest expense	(603.1)	(806.4)	(698.6)	(705.5)	(734.8)	(808.2)	(831.5)
Net interest revenue	(100.3)	(206.8)	(59.8)	48.8	107.2	216.0	273.6
Provision for credit losses	(47.4)	(84.1)	(122.4)	(182.4)	(165.1)	(246.7)	(226.1)
Net interest revenue, after credit provision	(147.7)	(290.9)	(182.2)	(133.6)	(57.9)	(30.7)	47.5
Other income
Rental income on operating leases	409.0	420.2	408.9	400.4	399.7	419.1	426.6
Other	242.8	233.4	270.4	231.8	289.6	335.7	148.4
Total other income	651.8	653.6	679.3	632.2	689.3	754.8	575.0
Other expenses
Depreciation on operating lease equipment	(124.3)	(153.2)	(160.2)	(163.4)	(161.7)	(177.3)	(173.0)
Operating expenses	(226.4)	(238.5)	(204.9)	(250.9)	(229.7)	(278.8)	(262.7)
Loss on debt extinguishments	(146.6)	–	–	–	–	–	–
Total other expenses	(497.3)	(391.7)	(365.1)	(414.3)	(391.4)	(456.1)	(435.7)
Income before provision for income taxes	6.8	(29.0)	132.0	84.3	240.0	268.0	186.8
Provision for income taxes	(36.6)	(17.8)	(58.6)	(0.5)	(117.2)	(88.1)	(43.2)
Net income before attribution of noncontrolling interests	(29.8)	(46.8)	73.4	83.8	122.8	179.9	143.6
Net (income) loss attributable to noncontrolling interests, after tax	0.6	0.7	(4.2)	(0.6)	(2.5)	(0.3)	(1.0)
Net income	$ (29.2)	$ (46.1)	$ 69.2	$ 83.2	$ 120.3	$ 179.6	$ 142.6
Basic (loss) earnings per common share	$ (0.15)	$ (0.23)	$ 0.34	$ 0.42	$ 0.60	$ 0.90	$ 0.71
Diluted (loss) earnings per common share	$ (0.15)	$ (0.23)	$ 0.34	$ 0.41	$ 0.60	$ 0.90	$ 0.71
Average number of common shares - basic (thousands)	200,714	200,658	200,605	200,359	200,323	200,075	200,040
Average number of common shares - diluted (thousands)	200,714	200,658	200,933	200,905	200,668	200,644	200,076
Description of corrections
(1) Interest and fees on loans have been revised to reflect a reclassification of cash payments received on assets held for sale incorrectly recognized as ‘interest income’ rather than ‘other income’, and an adjustment necessary to reduce an FSA discount on an unfunded commitment that was not appropriately decreased when the associated line was reduced in September 2010 and interest income on an investment, which was previously reported on a net basis. Also impacting this line item is the correction of interest income related to a specific Vendor portfolio and other immaterial items.
(2) Interest on long term borrowings has been revised to primarily reflect interest due on a secured debt obligation, which was recorded on a net rather than a gross basis, as well as other immaterial items.
(3) Rental income on operating leases has been revised to correct for the timing of recognition of cash receipts on certain nonaccrual accounts.
(4) Other income has been revised to reflect the reclassification of cash payments received on assets held for sale incorrectly recognized as ‘interest income’ rather than ‘other income’, the release of an aircraft maintenance liability not appropriately reflected at the time of disposition, the correction of the timing of recognition of unrealized gains relating to warrants, as well as other immaterial items.
(5) Operating expenses have been revised for an incorrect recording of servicing costs, to correct for timing of capital tax obligations, as well as other immaterial items.
(6) Provision for income taxes was decreased as a result of items arising from tax account reconciliations and recording the above adjustments.

APPENDIX	21

CIT GROUP INC. AND SUBSIDIARIES
REVISED UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in millions, except per share data)

	Nine Months Ended	Six Months Ended	Year Ended	Nine Months Ended	Six Months Ended
	September 30, 2011	June 30, 2011	December 31, 2010	September 30, 2010	June 30, 2010
As Reported
Interest income
Interest and fees on loans	$ 1,732.4	$ 1,229.8	$ 3,691.7	$ 2,944.8	$ 2,113.9
Interest and dividends on investments	23.7	15.5	28.9	21.8	14.6
Total interest income	1,756.1	1,245.3	3,720.6	2,966.6	2,128.5
Interest expense
Interest on long-term borrowings	(2,028.5)	(1,455.1)	(2,989.3)	(2,310.2)	(1,599.8)
Interest on deposits	(77.9)	(49.5)	(87.4)	(62.8)	(39.1)
Total interest expense	(2,106.4)	(1,504.6)	(3,076.7)	(2,373.0)	(1,638.9)
Net interest revenue	(350.3)	(259.3)	643.9	593.6	489.6
Provision for credit losses	(255.9)	(208.1)	(820.3)	(637.9)	(472.8)
Net interest revenue, after credit provision	(606.2)	(467.4)	(176.4)	(44.3)	16.8
Other income
Rental income on operating leases	1,239.2	831.2	1,639.7	1,241.4	843.7
Other	752.9	518.1	1,002.2	778.4	488.9
Total other income	1,992.1	1,349.3	2,641.9	2,019.8	1,332.6
Other expenses
Depreciation on operating lease equipment	(429.3)	(306.0)	(679.1)	(512.5)	(350.8)
Operating expenses	(682.1)	(462.2)	(1,018.3)	(768.3)	(539.5)
Loss on debt extinguishments	(146.6)	–	–	–	–
Total other expenses	(1,258.0)	(768.2)	(1,697.4)	(1,280.8)	(890.3)
Income before provision for income taxes	127.9	113.7	768.1	694.7	459.1
Provision for income taxes	(123.7)	(92.6)	(246.9)	(248.9)	(131.6)
Net income before attribution of noncontrolling interests	4.2	21.1	521.2	445.8	327.5
Net (income) loss attributable to noncontrolling interests, after tax	(2.9)	(3.5)	(4.4)	(3.8)	(1.3)
Net income	$ 1.3	$ 17.6	$ 516.8	$ 442.0	$ 326.2
Basic earnings per common share	$ 0.01	$ 0.09	$ 2.58	$ 2.21	$ 1.63
Diluted earnings per common share	$ 0.01	$ 0.09	$ 2.58	$ 2.20	$ 1.63
Average number of common shares - basic (thousands)	200,659	200,631	200,201	200,147	200,057
Average number of common shares - diluted (thousands)	200,837	200,893	200,575	200,464	200,359
Corrections
Interest and fees on loans(1)	$ (16.8)	$ (8.4)	$ 2.2	$ 2.6	$ (0.6)
Interest and dividends on investments	1.9	1.5	2.8	2.1	1.4
Interest on long-term borrowings(2)	(1.7)	(0.4)	(3.3)	(1.5)	(0.8)
Provision for credit losses	2.0	1.6	–	–	–
Rental income on operating leases(3)	(1.1)	(2.1)	6.1	4.0	2.0
Other(4)	(6.3)	(14.3)	3.3	(4.7)	(4.8)
Depreciation on operating lease equipment	(8.4)	(7.4)	3.7	0.5	0.5
Operating expenses(5)	12.3	18.8	(3.8)	(2.9)	(2.0)
Provision for income taxes(6)	10.7	16.2	(2.1)	0.4	0.3
Net (loss) income	$ (7.4)	$ 5.5	$ 8.9	$ 0.5	$ (4.0)
As Revised
Interest income
Interest and fees on loans	$ 1,715.6	$ 1,221.4	$ 3,693.9	$ 2,947.4	$ 2,113.3
Interest and dividends on investments	25.6	17.0	31.7	23.9	16.0
Total interest income	1,741.2	1,238.4	3,725.6	2,971.3	2,129.3
Interest expense
Interest on long-term borrowings	(2,030.2)	(1,455.5)	(2,992.6)	(2,311.7)	(1,600.6)
Interest on deposits	(77.9)	(49.5)	(87.4)	(62.8)	(39.1)
Total interest expense	(2,108.1)	(1,505.0)	(3,080.0)	(2,374.5)	(1,639.7)
Net interest revenue	(366.9)	(266.6)	645.6	596.8	489.6
Provision for credit losses	(253.9)	(206.5)	(820.3)	(637.9)	(472.8)
Net interest revenue, after credit provision	(620.8)	(473.1)	(174.7)	(41.1)	16.8
Other income
Rental income on operating leases	1,238.1	829.1	1,645.8	1,245.4	845.7
Other	746.6	503.8	1,005.5	773.7	484.1
Total other income	1,984.7	1,332.9	2,651.3	2,019.1	1,329.8
Other expenses
Depreciation on operating lease equipment	(437.7)	(313.4)	(675.4)	(512.0)	(350.3)
Operating expenses	(669.8)	(443.4)	(1,022.1)	(771.2)	(541.5)
Loss on debt extinguishments	(146.6)	–	–	–	–
Total other expenses	(1,254.1)	(756.8)	(1,697.5)	(1,283.2)	(891.8)
Income before provision for income taxes	109.8	103.0	779.1	694.8	454.8
Provision for income taxes	(113.0)	(76.4)	(249.0)	(248.5)	(131.3)
Net (loss) income before attribution of noncontrolling interests	(3.2)	26.6	530.1	446.3	323.5
Net (income) loss attributable to noncontrolling interests, after tax	(2.9)	(3.5)	(4.4)	(3.8)	(1.3)
Net (loss) income	$ (6.1)	$ 23.1	$ 525.7	$ 442.5	$ 322.2
Basic (loss) earnings per common share	$ (0.03)	$ 0.12	$ 2.63	$ 2.21	$ 1.61
Diluted (loss) earnings per common share	$ (0.03)	$ 0.11	$ 2.62	$ 2.21	$ 1.61
Average number of common shares - basic (thousands)	200,659	200,631	200,201	200,147	200,057
Average number of common shares - diluted (thousands)	200,659	200,893	200,575	200,464	200,359
Description of corrections
(1) - (6) See prior page for description of corrections

APPENDIX	22

CIT GROUP INC. AND SUBSIDIARIES
REVISED UNAUDITED CONSOLIDATED BALANCE SHEETS
(dollars in millions, except per share data)

	September 30, 2011	June 30, 2011	March 31, 2011	December 31, 2010	September 30, 2010	June 30, 2010	March 31, 2010	December 31, 2009
As Reported
Assets
Total cash and deposits	$ 6,889.1	$ 7,355.7	$ 5,686.8	$ 11,204.0	$ 11,201.7	$ 10,678.4	$ 10,065.6	$ 9,825.9
Investment securities	723.1	2,983.3	$ 6,416.9	328.5	348.3	342.4	336.1	373.6
Trading assets at fair value - derivatives	77.3	12.6	13.9	25.7	45.2	216.1	93.5	44.1
Assets held for sale	1,512.6	1,863.5	1,174.4	1,218.5	887.7	572.5	1,368.8	343.8
Loans	21,812.3	22,284.7	23,736.7	24,500.5	27,237.0	29,388.6	32,459.6	34,837.6
Allowance for loan losses	(414.5)	(424.0)	(402.5)	(416.2)	(425.5)	(356.9)	(213.9)	–
Operating lease equipment, net	11,191.0	10,920.4	11,040.2	11,136.7	10,966.8	10,954.4	10,933.6	10,911.9
Goodwill	264.5	264.5	277.4	277.4	277.4	277.4	277.4	277.4
Intangible assets, net	73.5	84.1	99.1	119.2	141.5	174.4	209.1	225.1
Unsecured counterparty receivable	534.0	528.9	516.1	534.5	682.5	818.7	914.6	1,094.5
Other assets	1,814.9	2,135.9	2,116.2	2,029.4	2,147.5	2,388.9	2,102.9	2,093.5
Total assets	$ 44,477.8	$ 48,009.6	$ 50,675.2	$ 50,958.2	$ 53,510.1	$ 55,454.9	$ 58,547.3	$ 60,027.4
Liabilities
Deposits	$ 4,958.9	$ 4,428.1	$ 4,294.6	$ 4,536.2	$ 4,733.0	$ 4,655.0	$ 4,806.6	$ 5,177.7
Trading liabilities at fair value - derivatives	93.5	230.6	205.4	126.3	123.0	46.9	55.7	41.9
Credit balances of factoring clients	1,092.9	1,084.9	1,110.7	935.3	959.2	877.3	881.1	892.9
Other liabilities	2,427.3	2,432.0	2,383.9	2,466.9	2,440.9	2,422.3	2,406.4	2,250.5
Total long-term borrowings	27,001.0	30,891.1	33,686.6	33,979.8	36,408.1	38,743.9	41,836.5	43,263.0
Total liabilities	35,573.6	39,066.7	41,681.2	42,044.5	44,664.2	46,745.4	49,986.3	51,626.0
Stockholders' equity
Common stock	2.0	2.0	2.0	2.0	2.0	2.0	2.0	2.0
Paid-in capital	8,453.8	8,447.4	8,440.4	8,434.1	8,426.6	8,419.1	8,403.8	8,398.0
Accumulated earnings	499.6	515.9	563.9	498.3	423.6	307.8	126.2	–
Accumulated other comprehensive (loss) income	(39.4)	(12.3)	(4.1)	(9.6)	1.1	(9.7)	35.2	–
Treasury stock, at cost	(12.5)	(11.5)	(9.9)	(8.8)	(4.0)	(4.0)	(0.1)	–
Total common stockholders' equity	8,903.5	8,941.5	8,992.3	8,916.0	8,849.3	8,715.2	8,567.1	8,400.0
Noncontrolling interests	0.7	1.4	1.7	(2.3)	(3.4)	(5.7)	(6.1)	1.4
Total equity	8,904.2	8,942.9	8,994.0	8,913.7	8,845.9	8,709.5	8,561.0	8,401.4
Total liabilities and equity	$ 44,477.8	$ 48,009.6	$ 50,675.2	$ 50,958.2	$ 53,510.1	$ 55,454.9	$ 58,547.3	$ 60,027.4
Book Value Per Common Share
Book value per common share	$ 44.38	$ 44.58	$ 44.85	$ 44.48	$ 44.19	$ 43.52	$ 42.83	$ 41.99
Tangible book value per common share	$ 42.69	$ 42.84	$ 42.97	$ 42.50	$ 42.10	$ 41.26	$ 40.40	$ 39.48
Corrections
Assets
Total cash and deposits(1)	$ 0.4	$ 5.7	$ 32.1	$ 0.2	$ 0.3	$ 0.3	$ 0.3	$ 0.3
Investment securities(2)	49.1	49.1	49.9	49.8	49.5	49.5	49.2	49.2
Trading assets at fair value - derivatives	–	1.0	2.5	7.9	4.3	2.9	3.8	(0.1)
Assets held for sale	1.2	1.7	8.6	7.6	–	–	–	–
Loans(3)	5.1	(12.8)	57.7	128.1	180.9	210.2	263.5	325.2
Operating lease equipment, net	(2.2)	(1.3)	(1.0)	3.1	1.1	0.1	0.1	–
Goodwill(4)	66.3	66.3	63.0	63.0	69.0	69.0	69.0	69.0
Unsecured counterparty receivable	(8.6)	(6.7)	(3.8)	(2.2)	(4.9)	(4.5)	(3.0)	–
Other assets(5)	1.6	33.3	171.2	173.1	24.3	27.6	30.8	33.8
Total assets	$ 112.9	$ 136.3	$ 380.2	$ 430.6	$ 324.5	$ 355.1	$ 413.7	$ 477.4
Liabilities
Deposits	$ (0.4)	$ –	$ (6.4)	$ –	$ –	$ –	$ –	$ –
Credit balances of factoring clients	0.6	(9.2)	(9.2)	–	–	–	–	–
Other liabilities(6)	62.0	81.9	334.1	372.5	274.9	310.0	366.6	428.3
Total long-term borrowings(7)	49.1	49.1	49.1	49.1	49.1	49.1	49.1	49.1
Total liabilities	111.3	121.8	367.6	421.6	324.0	359.1	415.7	477.4
Stockholders' equity
Accumulated earnings(8)	1.6	14.5	12.6	9.0	0.5	(4.0)	(2.0)	–
Total common stockholders' equity	1.6	14.5	12.6	9.0	0.5	(4.0)	(2.0)	–
Total liabilities and equity	$ 112.9	$ 136.3	$ 380.2	$ 430.6	$ 324.5	$ 355.1	$ 413.7	$ 477.4
Book Value Per Common Share
Book value per common share	$ –	$ 0.07	$ 0.06	$ 0.04	$ –	$ (0.02)	$ (0.01)	$ –
Tangible book value per common share	$ (0.32)	$ (0.26)	$ (0.25)	$ (0.27)	$ (0.34)	$ (0.36)	$ (0.36)	$ (0.34)
As Revised
Assets
Total cash and deposits	$ 6,889.5	$ 7,361.4	$ 5,718.9	$ 11,204.2	$ 11,202.0	$ 10,678.7	$ 10,065.9	$ 9,826.2
Investment securities	772.2	3,032.4	6,466.8	378.3	397.8	391.9	385.3	422.8
Trading assets at fair value - derivatives	77.3	13.6	16.4	33.6	49.5	219.0	97.3	44.0
Assets held for sale	1,513.8	1,865.2	1,183.0	1,226.1	887.7	572.5	1,368.8	343.8
Loans	21,817.4	22,271.9	23,794.4	24,628.6	27,417.9	29,598.8	32,723.1	35,162.8
Allowance for loan losses	(414.5)	(424.0)	(402.5)	(416.2)	(425.5)	(356.9)	(213.9)	–
Operating lease equipment, net	11,188.8	10,919.1	11,039.2	11,139.8	10,967.9	10,954.5	10,933.7	10,911.9
Goodwill	330.8	330.8	340.4	340.4	346.4	346.4	346.4	346.4
Intangible assets, net	73.5	84.1	99.1	119.2	141.5	174.4	209.1	225.1
Unsecured counterparty receivable	525.4	522.2	512.3	532.3	677.6	814.2	911.6	1,094.5
Other assets	1,816.5	2,169.2	2,287.4	2,202.5	2,171.8	2,416.5	2,133.7	2,127.3
Total assets	$ 44,590.7	$ 48,145.9	$ 51,055.4	$ 51,388.8	$ 53,834.6	$ 55,810.0	$ 58,961.0	$ 60,504.8
Liabilities
Deposits	$ 4,958.5	$ 4,428.1	$ 4,288.2	$ 4,536.2	$ 4,733.0	$ 4,655.0	$ 4,806.6	$ 5,177.7
Trading liabilities at fair value - derivatives	93.5	230.6	205.4	126.3	123.0	46.9	55.7	41.9
Credit balances of factoring clients	1,093.5	1,075.7	1,101.5	935.3	959.2	877.3	881.1	892.9
Other liabilities	2,489.3	2,513.9	2,718.0	2,839.4	2,715.8	2,732.3	2,773.0	2,678.8
Total long-term borrowings	27,050.1	30,940.2	33,735.7	34,028.9	36,457.2	38,793.0	41,885.6	43,312.1
Total liabilities	35,684.9	39,188.5	42,048.8	42,466.1	44,988.2	47,104.5	50,402.0	52,103.4
Stockholders' equity
Common stock	2.0	2.0	2.0	2.0	2.0	2.0	2.0	2.0
Paid-in capital	8,453.8	8,447.4	8,440.4	8,434.1	8,426.6	8,419.1	8,403.8	8,398.0
Accumulated earnings	501.2	530.4	576.5	507.3	424.1	303.8	124.2	–
Accumulated other comprehensive (loss) income	(39.4)	(12.3)	(4.1)	(9.6)	1.1	(9.7)	35.2	–
Treasury stock, at cost	(12.5)	(11.5)	(9.9)	(8.8)	(4.0)	(4.0)	(0.1)	–
Total common stockholders' equity	8,905.1	8,956.0	9,004.9	8,925.0	8,849.8	8,711.2	8,565.1	8,400.0
Noncontrolling interests	0.7	1.4	1.7	(2.3)	(3.4)	(5.7)	(6.1)	1.4
Total equity	8,905.8	8,957.4	9,006.6	8,922.7	8,846.4	8,705.5	8,559.0	8,401.4
Total liabilities and equity	$ 44,590.7	$ 48,145.9	$ 51,055.4	$ 51,388.8	$ 53,834.6	$ 55,810.0	$ 58,961.0	$ 60,504.8
Book Value Per Common Share
Book value per common share	$ 44.38	$ 44.65	$ 44.91	$ 44.52	$ 44.19	$ 43.50	$ 42.82	$ 41.99
Tangible book value per common share	$ 42.37	$ 42.58	$ 42.72	$ 42.23	$ 41.76	$ 40.90	$ 40.04	$ 39.14
Description of corrections
(1) Changes to total cash and deposits reflects primarily reclassifications to other balance sheet accounts, such as overdrafts to other liabilities.
(2) Investment securities has been revised to record the gross amount of an investment, which was previously reflected net of funding.
(3) The outstanding loan balance has been revised principally to reflect the reclassification of FSA discounts on active but undrawn credit lines from loans, where they reduced the outstanding balance, to other liabilities, as well as other immaterial corrections.
(4) Revisions to Goodwill correspond to the recording of corrections that impacted pre December 2009 results. As required by Fresh Start Accounting, stockholders' equity was stated at fair value at December 31, 2009, therefore the net effect of the aforementioned corrections was an adjustment to Goodwill.
(5) Other assets has been revised primarily to reflect the reclassification of certain deferred tax assets previously recorded in a deferred tax liability account, a correction to reclassify certain payables previously recorded as a reduction of other assets, as well as other immaterial corrections.
(6) Other liabilities increased primarily due to corrections relating to reclassification of FSA discounts on active but undrawn credit lines from loans, the reclassification of certain deferred tax assets previously recorded in a deferred tax liability account, the recording of Trade Finance customer obligations, and a correction to reclassify certain payables previously recorded as a reduction of other assets, as well as other immaterial corrections.
(7) Long term borrowings increased to record the funding of an investment, which was previously reflected on a net basis.
(8) Accumulated earnings changed due to the adjustments to net income.

APPENDIX	23

CIT GROUP INC. AND SUBSIDIARIES
REVISED SEGMENT RESULTS
(dollars in millions)

	Quarter Ended September 30, 2011			Quarter Ended June 30, 2011			Quarter Ended March 31, 2011
	As Reported	Corrections(1)	As Revised	As Reported	Corrections(1)	As Revised	As Reported	Corrections(1)	As Revised
Corporate Finance(2)
Total interest income	$ 201.4	$ (12.4)	$ 189.0	$ 253.2	$ (0.3)	$ 252.9	$ 279.1	$ (3.3)	$ 275.8
Total interest expense	(165.6)	(0.1)	(165.7)	(200.6)	(0.1)	(200.7)	(188.5)	–	(188.5)
Provision for credit losses	(37.6)	(0.1)	(37.7)	(60.8)	–	(60.8)	(64.5)	–	(64.5)
Rental income on operating leases	3.4	0.7	4.1	4.5	1.8	6.3	5.6	(1.9)	3.7
Other income, excluding rental income	85.1	8.0	93.1	116.7	(2.5)	114.2	161.8	(6.5)	155.3
Depreciation on operating lease equipment	(2.1)	0.4	(1.7)	(2.3)	0.1	(2.2)	(2.3)	(0.1)	(2.4)
Other expenses	(51.5)	–	(51.5)	(63.2)	–	(63.2)	(55.1)	0.4	(54.7)
Income (loss) before provision for income taxes	$ 33.1	$ (3.5)	$ 29.6	$ 47.5	$ (1.0)	$ 46.5	$ 136.1	$ (11.4)	$ 124.7
Transportation Finance
Total interest income	$ 38.0	$ (0.7)	$ 37.3	$ 44.5	$ (1.0)	$ 43.5	$ 42.5	$ 0.1	$ 42.6
Total interest expense	(202.3)	–	(202.3)	(250.8)	–	(250.8)	(210.5)	–	(210.5)
Provision for credit losses	(2.2)	–	(2.2)	(4.7)	–	(4.7)	(1.8)	–	(1.8)
Rental income on operating leases	341.9	0.3	342.2	339.5	0.5	340.0	324.7	0.3	325.0
Other income, excluding rental income	57.4	(0.4)	57.0	33.0	(3.9)	29.1	24.3	(0.3)	24.0
Depreciation on operating lease equipment	(89.3)	(1.4)	(90.7)	(86.7)	(6.3)	(93.0)	(96.7)	0.2	(96.5)
Other expenses	(43.3)	–	(43.3)	(37.4)	–	(37.4)	(39.8)	0.1	(39.7)
Income (loss) before provision for income taxes	$ 100.2	$ (2.2)	$ 98.0	$ 37.4	$ (10.7)	$ 26.7	$ 42.7	$ 0.4	$ 43.1
Trade Finance
Total interest income	$ 21.8	$ –	$ 21.8	$ 17.9	$ –	$ 17.9	$ 17.1	$ –	$ 17.1
Total interest expense	(19.1)	–	(19.1)	(29.5)	–	(29.5)	(25.7)	–	(25.7)
Provision for credit losses	(4.4)	–	(4.4)	(4.0)	–	(4.0)	(3.3)	–	(3.3)
Rental income on operating leases	–	–	–	–	–	–	–	–	–
Other income, excluding rental income	40.9	–	40.9	42.8	(0.1)	42.7	37.1	(0.4)	36.7
Depreciation on operating lease equipment	–	–	–	–	–	–	–	–	–
Other expenses	(28.6)	–	(28.6)	(26.4)	–	(26.4)	(27.8)	–	(27.8)
Income (loss) before provision for income taxes	$ 10.6	$ –	$ 10.6	$ 0.8	$ (0.1)	$ 0.7	$ (2.6)	$ (0.4)	$ (3.0)
Vendor Finance(2)
Total interest income	$ 180.1	$ 5.1	$ 185.2	$ 212.8	$ (1.2)	$ 211.6	$ 227.9	$ (1.2)	$ 226.7
Total interest expense	(109.2)	(0.7)	(109.9)	(156.9)	(0.6)	(157.5)	(141.3)	0.3	(141.0)
Provision for credit losses	(3.0)	0.5	(2.5)	(14.3)	0.6	(13.7)	(52.9)	1.0	(51.9)
Rental income on operating leases	62.7	–	62.7	73.9	–	73.9	83.0	(2.8)	80.2
Other income, excluding rental income	59.9	0.2	60.1	52.3	0.2	52.5	33.6	(0.4)	33.2
Depreciation on operating lease equipment	(31.9)	–	(31.9)	(56.5)	(1.5)	(58.0)	(61.5)	0.2	(61.3)
Other expenses	(77.8)	(0.5)	(78.3)	(85.8)	5.8	(80.0)	(75.4)	(0.6)	(76.0)
Income (loss) before provision for income taxes	$ 80.8	$ 4.6	$ 85.4	$ 25.5	$ 3.3	$ 28.8	$ 13.4	$ (3.5)	$ 9.9
Consumer
Total interest income	$ 64.5	$ –	$ 64.5	$ 68.9	$ –	$ 68.9	$ 70.8	$ –	$ 70.8
Total interest expense	(42.3)	–	(42.3)	(48.7)	–	(48.7)	(53.0)	–	(53.0)
Provision for credit losses	(0.6)	–	(0.6)	(0.9)	–	(0.9)	(0.9)	–	(0.9)
Rental income on operating leases	–	–	–	–	–	–	–	–	–
Other income, excluding rental income	5.0	(0.1)	4.9	3.1	(0.2)	2.9	3.1	(0.2)	2.9
Depreciation on operating lease equipment	–	–	–	–	–	–	–	–	–
Other expenses	(16.8)	–	(16.8)	(15.5)	–	(15.5)	(17.4)	–	(17.4)
Income (loss) before provision for income taxes	$ 9.8	$ (0.1)	$ 9.7	$ 6.9	$ (0.2)	$ 6.7	$ 2.6	$ (0.2)	$ 2.4
Corporate and Other
Total interest income	$ 5.0	$ –	$ 5.0	$ 4.8	$ –	$ 4.8	$ 5.8	$ –	$ 5.8
Total interest expense	(63.3)	(0.5)	(63.8)	(119.2)	–	(119.2)	(79.9)	–	(79.9)
Provision for credit losses	–	–	–	–	–	–	–	–	–
Rental income on operating leases	–	–	–	–	–	–	–	–	–
Other income, excluding rental income	(13.5)	0.3	(13.2)	(8.0)	–	(8.0)	18.3	–	18.3
Depreciation on operating lease equipment	–	–	–	–	–	–	–	–	–
Other expenses	(148.5)	(6.0)	(154.5)	(17.5)	1.5	(16.0)	(0.9)	11.6	10.7
Income (loss) before provision for income taxes	$ (220.3)	$ (6.2)	$ (226.5)	$ (139.9)	$ 1.5	$ (138.4)	$ (56.7)	$ 11.6	$ (45.1)

(1) See Revised Unaudited Consolidated Statements of Operations for adjustments descriptions.
(2) During the fourth quarter, a portfolio of assets was transferred from Corporate Finance to Vendor Finance. All prior period data ("As Reported") has been conformed to the current period presentation.

APPENDIX	24

CIT GROUP INC. AND SUBSIDIARIES
REVISED SEGMENT RESULTS
(dollars in millions)

	Nine Months Ended September 30, 2011			Six Months Ended June 30, 2011
	As Reported	Corrections(1)	As Revised	As Reported	Corrections(1)	As Revised
Corporate Finance(2)
Total interest income	$ 733.7	$ (16.0)	$ 717.7	$ 532.3	$ (3.6)	$ 528.7
Total interest expense	(554.7)	(0.2)	(554.9)	(389.1)	(0.1)	(389.2)
Provision for credit losses	(162.9)	(0.1)	(163.0)	(125.3)	–	(125.3)
Rental income on operating leases	13.5	0.6	14.1	10.1	(0.1)	10.0
Other income, excluding rental income	363.6	(1.0)	362.6	278.5	(9.0)	269.5
Depreciation on operating lease equipment	(6.7)	0.4	(6.3)	(4.6)	–	(4.6)
Other expenses	(169.8)	0.4	(169.4)	(118.3)	–	(117.9)
Income (loss) before provision for income taxes	$ 216.7	$ (15.9)	$ 200.8	$ 183.6	$ (12.4)	$ 171.2
Transportation Finance
Total interest income	$ 125.0	$ (1.6)	$ 123.4	$ 87.0	$ (0.9)	$ 86.1
Total interest expense	(663.6)	–	(663.6)	(461.3)	–	(461.3)
Provision for credit losses	(8.7)	–	(8.7)	(6.5)	–	(6.5)
Rental income on operating leases	1,006.1	1.1	1,007.2	664.2	0.8	665.0
Other income, excluding rental income	114.7	(4.6)	110.1	57.3	(4.2)	53.1
Depreciation on operating lease equipment	(272.7)	(7.5)	(280.2)	(183.4)	(6.1)	(189.5)
Other expenses	(120.5)	0.1	(120.4)	(77.2)	0.1	(77.1)
Income (loss) before provision for income taxes	$ 180.3	$ (12.5)	$ 167.8	$ 80.1	$ (10.3)	$ 69.8
Trade Finance
Total interest income	$ 56.8	$ –	$ 56.8	$ 35.0	$ –	$ 35.0
Total interest expense	(74.3)	–	(74.3)	(55.2)	–	(55.2)
Provision for credit losses	(11.7)	–	(11.7)	(7.3)	–	(7.3)
Rental income on operating leases	–	–	–	–	–	–
Other income, excluding rental income	120.8	(0.5)	120.3	79.9	(0.5)	79.4
Depreciation on operating lease equipment	–	–	–	–	–	–
Other expenses	(82.8)	–	(82.8)	(54.2)	–	(54.2)
Income (loss) before provision for income taxes	$ 8.8	$ (0.5)	$ 8.3	$ (1.8)	$ (0.5)	$ (2.3)
Vendor Finance(2)
Total interest income	$ 620.8	$ 2.7	$ 623.5	$ 440.7	$ (2.4)	$ 438.3
Total interest expense	(407.4)	(1.0)	(408.4)	(298.2)	(0.3)	(298.5)
Provision for credit losses	(70.2)	2.1	(68.1)	(67.2)	1.6	(65.6)
Rental income on operating leases	219.6	(2.8)	216.8	156.9	(2.8)	154.1
Other income, excluding rental income	145.8	0.0	145.8	85.9	(0.2)	85.7
Depreciation on operating lease equipment	(149.9)	(1.3)	(151.2)	(118.0)	(1.3)	(119.3)
Other expenses	(239.0)	4.7	(234.3)	(161.2)	5.2	(156.0)
Income (loss) before provision for income taxes	$ 119.7	$ 4.4	$ 124.1	$ 38.9	$ (0.2)	$ 38.7
Consumer
Total interest income	$ 204.2	$ –	$ 204.2	$ 139.7	$ –	$ 139.7
Total interest expense	(144.0)	–	(144.0)	(101.7)	–	(101.7)
Provision for credit losses	(2.4)	–	(2.4)	(1.8)	–	(1.8)
Rental income on operating leases	–	–	–	–	–	–
Other income, excluding rental income	11.2	(0.5)	10.7	6.2	(0.4)	5.8
Depreciation on operating lease equipment	–	–	–	–	–	–
Other expenses	(49.7)	–	(49.7)	(32.9)	–	(32.9)
Income (loss) before provision for income taxes	$ 19.3	$ (0.5)	$ 18.8	$ 9.5	$ (0.4)	$ 9.1
Corporate and Other
Total interest income	$ 15.6	$ –	$ 15.6	$ 10.6	$ –	$ 10.6
Total interest expense	(262.4)	(0.5)	(262.9)	(199.1)	–	(199.1)
Provision for credit losses	–	–	–	–	–	–
Rental income on operating leases	–	–	–	–	–	–
Other income, excluding rental income	(3.2)	0.3	(2.9)	10.3	–	10.3
Depreciation on operating lease equipment	–	–	–	–	–	–
Other expenses	(166.9)	7.1	(159.8)	(18.4)	13.1	(5.3)
Income (loss) before provision for income taxes	$ (416.9)	$ 6.9	$ (410.0)	$ (196.6)	$ 13.1	$ (183.5)

(1) See Revised Unaudited Consolidated Statements of Operations for adjustments descriptions.
(2) During the fourth quarter, a portfolio of assets was transferred from Corporate Finance to Vendor Finance. All prior period data ("As Reported") has been conformed to the current period presentation.

APPENDIX	25

CIT GROUP INC. AND SUBSIDIARIES
REVISED SEGMENT RESULTS
(dollars in millions)

	Quarter Ended December 31, 2010			Quarter Ended September 30, 2010			Quarter Ended June 30, 2010			Quarter Ended March 31, 2010
	As Reported	Corrections(1)	As Revised	As Reported	Corrections(1)	As Revised	As Reported	Corrections(1)	As Revised	As Reported	Corrections(1)	As Revised
Corporate Finance(2)
Total interest income	$339.2	$–	$339.2	$357.1	$3.8	$360.9	$472.2	$–	$472.2	$520.7	$–	$520.7
Total interest expense	(215.9)	–	(215.9)	(212.2)	–	(212.2)	(265.7)	–	(265.7)	(283.0)	–	(283.0)
Provision for credit losses	(167.0)	–	(167.0)	(110.8)	–	(110.8)	(88.2)	–	(88.2)	(130.9)	–	(130.9)
Rental income on operating leases	5.1	1.3	6.4	4.5	1.3	5.8	5.6	0.2	5.8	6.7	–	6.7
Other income, excluding rental income	137.7	6.0	143.7	152.8	1.0	153.8	203.0	(1.7)	201.3	101.7	(0.6)	101.1
Depreciation on operating lease equipment	(2.8)	–	(2.8)	(2.6)	–	(2.6)	(4.0)	0.1	(3.9)	(2.7)	–	(2.7)
Other expenses	(49.9)	–	(49.9)	(66.2)	–	(66.2)	(86.2)	–	(86.2)	(76.5)	–	(76.5)
Income (loss) before provision for income taxes	$46.4	$7.3	$53.7	$122.6	$6.1	$128.7	$236.7	$(1.4)	$235.3	$136.0	$(0.6)	$135.4
Transportation Finance
Total interest income	$53.4	$0.1	$53.5	$55.8	$–	$55.8	$57.8	$0.1	$57.9	$63.7	$0.2	$63.9
Total interest expense	(240.6)	–	(240.6)	(237.6)	–	(237.6)	(234.3)	–	(234.3)	(258.3)	–	(258.3)
Provision for credit losses	(7.4)	–	(7.4)	(17.2)	–	(17.2)	(3.0)	–	(3.0)	(1.3)	–	(1.3)
Rental income on operating leases	310.5	0.4	310.9	307.7	0.4	308.1	315.0	0.3	315.3	306.8	0.4	307.2
Other income, excluding rental income	13.6	0.4	14.0	28.7	(0.1)	28.6	18.2	(0.2)	18.0	22.2	(0.5)	21.7
Depreciation on operating lease equipment	(89.2)	1.9	(87.3)	(82.2)	(0.2)	(82.4)	(85.9)	0.7	(85.2)	(78.6)	(0.3)	(78.9)
Other expenses	(30.4)	0.1	(30.3)	(36.7)	0.1	(36.6)	(45.5)	–	(45.5)	(39.6)	0.1	(39.5)
Income (loss) before provision for income taxes	$9.9	$2.9	$12.8	$18.5	$0.2	$18.7	$22.3	$0.9	$23.2	$14.9	$(0.1)	$14.8
Trade Finance
Total interest income	$21.7	$–	$21.7	$23.2	$–	$23.2	$24.4	$–	$24.4	$30.5	$–	$30.5
Total interest expense	(34.0)	–	(34.0)	(37.7)	–	(37.7)	(49.5)	–	(49.5)	(41.6)	–	(41.6)
Provision for credit losses	(1.0)	–	(1.0)	(11.4)	–	(11.4)	(12.3)	–	(12.3)	(33.9)	–	(33.9)
Rental income on operating leases	–	–	–	–	–	–	–	–	–	–	–	–
Other income, excluding rental income	45.1	(0.7)	44.4	44.1	(0.3)	43.8	51.4	(0.3)	51.1	49.2	(0.4)	48.8
Depreciation on operating lease equipment	–	–	–	–	–	–	–	–	–	–	–	–
Other expenses	(26.8)	–	(26.8)	(30.7)	–	(30.7)	(33.0)	–	(33.0)	(32.0)	–	(32.0)
Income (loss) before provision for income taxes	$5.0	$(0.7)	$4.3	$(12.5)	$(0.3)	$(12.8)	$(19.0)	$(0.3)	$(19.3)	$(27.8)	$(0.4)	$(28.2)
Vendor Finance(2)
Total interest income	$256.1	$0.2	$256.3	$307.5	$0.1	$307.6	$367.7	$0.3	$368.0	$389.3	$0.2	$389.5
Total interest expense	(156.7)	(1.8)	(158.5)	(170.0)	(0.7)	(170.7)	(200.7)	(0.7)	(201.4)	(183.7)	(0.7)	(184.4)
Provision for credit losses	(3.0)	–	(3.0)	(33.2)	–	(33.2)	(118.9)	–	(118.9)	(55.5)	–	(55.5)
Rental income on operating leases	82.7	0.4	83.1	85.5	0.3	85.8	97.8	0.7	98.5	112.9	0.4	113.3
Other income, excluding rental income	26.2	2.1	28.3	65.6	(0.5)	65.1	36.6	(0.4)	36.2	39.7	(0.3)	39.4
Depreciation on operating lease equipment	(74.6)	1.3	(73.3)	(76.9)	0.2	(76.7)	(88.5)	–	(88.5)	(91.6)	–	(91.6)
Other expenses	(72.6)	(0.2)	(72.8)	(73.1)	0.1	(73.0)	(90.4)	0.2	(90.2)	(90.3)	0.1	(90.2)
Income (loss) before provision for income taxes	$58.1	$2.0	$60.1	$105.4	$(0.5)	$104.9	$3.6	$0.1	$3.7	$120.8	$(0.3)	$120.5
Consumer
Total interest income	$77.9	$–	$77.9	$89.1	$–	$89.1	$96.7	$–	$96.7	$95.9	$–	$95.9
Total interest expense	(50.7)	–	(50.7)	(68.1)	–	(68.1)	(59.4)	–	(59.4)	(66.8)	–	(66.8)
Provision for credit losses	(4.0)	–	(4.0)	(7.5)	–	(7.5)	(9.3)	–	(9.3)	(4.5)	–	(4.5)
Rental income on operating leases	–	–	–	–	–	–	–	–	–	–	–	–
Other income, excluding rental income	(5.8)	0.2	(5.6)	(8.3)	–	(8.3)	18.3	(0.2)	18.1	5.8	(0.2)	5.6
Depreciation on operating lease equipment	–	–	–	–	–	–	–	–	–	–	–	–
Other expenses	(16.1)	–	(16.1)	(19.1)	–	(19.1)	(22.7)	–	(22.7)	(21.5)	–	(21.5)
Income (loss) before provision for income taxes	$1.3	$0.2	$1.5	$(13.9)	$–	$(13.9)	$23.6	$(0.2)	$23.4	$8.9	$(0.2)	$8.7
Corporate and Other
Total interest income	$5.7	$–	$5.7	$5.4	$–	$5.4	$5.0	$–	$5.0	$4.6	$–	$4.6
Total interest expense	(5.8)	–	(5.8)	(8.5)	–	(8.5)	2.1	–	2.1	2.0	0.6	2.6
Provision for credit losses	–	–	–	15.0	–	15.0	(15.0)	–	(15.0)	–	–	–
Rental income on operating leases	–	–	–	–	–	–	(0.5)	–	(0.5)	(0.6)	–	(0.6)
Other income, excluding rental income	7.0	–	7.0	6.6	–	6.6	11.0	–	11.0	(68.2)	–	(68.2)
Depreciation on operating lease equipment	–	–	–	–	–	–	0.3	–	0.3	0.2	–	0.2
Other expenses	(54.2)	(0.8)	(55.0)	(3.0)	(1.1)	(4.1)	–	(1.2)	(1.2)	(1.8)	(1.2)	(3.0)
Income (loss) before provision for income taxes	$(47.3)	$(0.8)	$(48.1)	$15.5	$(1.1)	$14.4	$2.9	$(1.2)	$1.7	$(63.8)	$(0.6)	$(64.4)

(1) See Revised Unaudited Consolidated Statements of Operations for adjustments descriptions.
(2) During the fourth quarter, a portfolio of assets was transferred from Corporate Finance to Vendor Finance. All prior period data ("As Reported") has been conformed to the current period presentation.

APPENDIX	26

CIT GROUP INC. AND SUBSIDIARIES
REVISED SEGMENT RESULTS
(dollars in millions)

	Year Ended December 31, 2010			Nine Months Ended September 30, 2010			Six Months Ended June 30, 2010
	As Reported	Corrections(1)	As Revised	As Reported	Corrections(1)	As Revised	As Reported	Corrections(1)	As Revised
Corporate Finance(2)
Total interest income	$ 1,689.2	$ 3.8	$ 1,693.0	$ 1,350.0	$ 3.8	$ 1,353.8	$ 992.9	$ –	$ 992.9
Total interest expense	(976.8)	–	(976.8)	(760.9)	–	(760.9)	(548.7)	–	(548.7)
Provision for credit losses	(496.9)	–	(496.9)	(329.9)	–	(329.9)	(219.1)	–	(219.1)
Rental income on operating leases	21.9	2.8	24.7	16.8	1.5	18.3	12.3	0.2	12.5
Other income, excluding rental income	595.2	4.7	599.9	457.5	(1.3)	456.2	304.7	(2.3)	302.4
Depreciation on operating lease equipment	(12.1)	0.1	(12.0)	(9.3)	0.1	(9.2)	(6.7)	0.1	(6.6)
Other expenses	(278.8)	–	(278.8)	(228.9)	–	(228.9)	(162.7)	–	(162.7)
Income (loss) before provision for income taxes	$ 541.7	$ 11.4	$ 553.1	$ 495.3	$ 4.1	$ 499.4	$ 372.7	$ (2.0)	$ 370.7
Transportation Finance
Total interest income	$ 230.7	$ 0.4	$ 231.1	$ 177.3	$ 0.3	$ 177.6	$ 121.5	$ 0.3	$ 121.8
Total interest expense	(970.8)	–	(970.8)	(730.2)	–	(730.2)	(492.6)	–	(492.6)
Provision for credit losses	(28.9)	–	(28.9)	(21.5)	–	(21.5)	(4.3)	–	(4.3)
Rental income on operating leases	1,240.0	1.5	1,241.5	929.5	1.1	930.6	621.8	0.7	622.5
Other income, excluding rental income	82.7	(0.4)	82.3	69.1	(0.8)	68.3	40.4	(0.7)	39.7
Depreciation on operating lease equipment	(335.9)	2.1	(333.8)	(246.7)	0.2	(246.5)	(164.5)	0.4	(164.1)
Other expenses	(152.2)	0.3	(151.9)	(121.8)	0.2	(121.6)	(85.1)	0.1	(85.0)
Income before provision for income taxes	$ 65.6	$ 3.9	$ 69.5	$ 55.7	$ 1.0	$ 56.7	$ 37.2	$ 0.8	$ 38.0
Trade Finance
Total interest income	$ 99.8	$ –	$ 99.8	$ 78.1	$ –	$ 78.1	$ 54.9	$ –	$ 54.9
Total interest expense	(162.8)	–	(162.8)	(128.8)	–	(128.8)	(91.1)	–	(91.1)
Provision for credit losses	(58.6)	–	(58.6)	(57.6)	–	(57.6)	(46.2)	–	(46.2)
Rental income on operating leases	–	–	–	–	–	–	–	–	–
Other income, excluding rental income	189.8	(1.7)	188.1	144.7	(1.0)	143.7	100.6	(0.7)	99.9
Depreciation on operating lease equipment	–	–	–	–	–	–	–	–	–
Other expenses	(122.5)	–	(122.5)	(95.7)	–	(95.7)	(65.0)	–	(65.0)
Loss before provision for income taxes	$ (54.3)	$ (1.7)	$ (56.0)	$ (59.3)	$ (1.0)	$ (60.3)	$ (46.8)	$ (0.7)	$ (47.5)
Vendor Finance(2)
Total interest income	$ 1,320.6	$ 0.8	$ 1,321.4	$ 1,064.5	$ 0.6	$ 1,065.1	$ 757.0	$ 0.5	$ 757.5
Total interest expense	(711.1)	(3.9)	(715.0)	(554.4)	(2.1)	(556.5)	(384.4)	(1.4)	(385.8)
Provision for credit losses	(210.6)	–	(210.6)	(207.6)	–	(207.6)	(174.4)	–	(174.4)
Rental income on operating leases	378.9	1.8	380.7	296.2	1.4	297.6	210.7	1.1	211.8
Other income, excluding rental income	168.1	0.9	169.0	141.9	(1.2)	140.7	76.3	(0.7)	75.6
Depreciation on operating lease equipment	(331.6)	1.5	(330.1)	(257.0)	0.2	(256.8)	(180.1)	–	(180.1)
Other expenses	(326.4)	0.2	(326.2)	(253.8)	0.4	(253.4)	(180.7)	0.3	(180.4)
Income (loss) before provision for income taxes	$ 287.9	$ 1.3	$ 289.2	$ 229.8	$ (0.7)	$ 229.1	$ 124.4	$ (0.2)	$ 124.2
Consumer
Total interest income	$ 359.6	$ –	$ 359.6	$ 281.7	$ –	$ 281.7	$ 192.6	$ –	$ 192.6
Total interest expense	(245.0)	–	(245.0)	(194.3)	–	(194.3)	(126.2)	–	(126.2)
Provision for credit losses	(25.3)	–	(25.3)	(21.3)	–	(21.3)	(13.8)	–	(13.8)
Rental income on operating leases	–	–	–	–	–	–	–	–	–
Other income, excluding rental income	10.0	(0.2)	9.8	15.8	(0.4)	15.4	24.1	(0.4)	23.7
Depreciation on operating lease equipment	–	–	–	–	–	–	–	–	–
Other expenses	(79.4)	–	(79.4)	(63.3)	–	(63.3)	(44.2)	–	(44.2)
Income (loss) before provision for income taxes	$ 19.9	$ (0.2)	$ 19.7	$ 18.6	$ (0.4)	$ 18.2	$ 32.5	$ (0.4)	$ 32.1
Corporate and Other
Total interest income	$ 20.7	$ –	$ 20.7	$ 15.0	$ –	$ 15.0	$ 9.6	$ –	$ 9.6
Total interest expense	(10.2)	0.6	(9.6)	(4.4)	0.6	(3.8)	4.1	0.6	4.7
Provision for credit losses	–	–	–	–	–	–	(15.0)	–	(15.0)
Rental income on operating leases	(1.1)	–	(1.1)	(1.1)	–	(1.1)	(1.1)	–	(1.1)
Other income, excluding rental income	(43.6)	–	(43.6)	(50.6)	–	(50.6)	(57.2)	–	(57.2)
Depreciation on operating lease equipment	0.5	–	0.5	0.5	–	0.5	0.5	–	0.5
Other expenses	(59.0)	(4.3)	(63.3)	(4.8)	(3.5)	(8.3)	(1.8)	(2.4)	(4.2)
Loss before provision for income taxes	$ (92.7)	$ (3.7)	$ (96.4)	$ (45.4)	$ (2.9)	$ (48.3)	$ (60.9)	$ (1.8)	$ (62.7)

(1) See Revised Unaudited Consolidated Statements of Operations for adjustments descriptions.
(2) During the fourth quarter, a portfolio of assets was transferred from Corporate Finance to Vendor Finance. All prior period data ("As Reported") has been conformed to the current period presentation.